EXHIBIT 2.1
EXECUTION VERSION
Dated December 10, 2007
HOME INNS & HOTELS MANAGEMENT INC.
and
THE BANK OF NEW YORK
INDENTURE
constituting
RMB1,110,000,000 USD Settled Zero Coupon Convertible Senior Bonds due December 10, 2012
convertible into ordinary shares, par value US$0.005 of
Home Inns & Hotels Management Inc.

Table of Contents

Contents		Page

1	Interpretation	1

2	Amount of the Bonds and Covenant to Pay	5

3	Form of the Bonds and Certificates; Issue of the Bonds	6

4	Stamp Duties and Taxes	7

5	Covenants relating to the Conversion Rights	7

6	Notices Relating to the Conversion Rights	11

7	Adjustments to the Conversion Price	13

8	Consolidation, Amalgamation or Merger	20

9	Application of Moneys Received by the Trustee	21

10	General Covenants	22

11	Remuneration and Indemnification of the Trustee	24

12	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	25

13	Trustee Liable for Negligence	29

14	Waiver and Proof of Default	29

15	Trustee not Precluded from Entering into Contracts	29

16	Modification and Substitution	30

17	Currency Indemnity	31

18	Appointment, Retirement and Removal of the Trustee	31

i

Contents		Page

19	Communications	32

20	Further Issues	33

21	Governing Law and Jurisdiction	33

22	Counterparts	34

SCHEDULE 1 Form of Certificate		35

SCHEDULE 2 Form of Global Certificate		65

SCHEDULE 3 Provisions for Meetings of Bondholders		72

SCHEDULE 4 Regulation S Legend		76

ii

This Indenture is made on December 10, 2007 between:
(1)
HOME INNS & HOTELS MANAGEMENT INC., a company incorporated in the Cayman Islands whose registered office is at the offices of M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, British West Indies (the “Issuer”); and

(2)
THE BANK OF NEW YORK, whose specified office is situated at 101 Barclay Street, 21st Floor West, New York, NY 10286, United States of America (the “Trustee”, which expression, where the context so admits, includes all persons for the time being the trustee or trustees of this Indenture).

Whereas:
(A)
The Issuer has (pursuant to a resolution of the Board of Directors dated December 3, 2007) authorized the issue of RMB1,110,000,000 USD Settled Zero Coupon Convertible Bonds due December 10, 2012, convertible into fully paid ordinary shares of the Issuer, to be constituted by this Indenture.

(B)	The Trustee has agreed to act as trustee of this Indenture on the following terms and conditions.
This Indenture witnesses and it is declared as follows:
1	Interpretation

1.1	Definitions: The following expressions have the following meanings:
“Accounts” means, in relation to a Fiscal Period, the Issuer’s balance sheet and income statement for that Fiscal Period, which shall be consolidated if the Issuer has Subsidiaries the accounts of which should be consolidated under auditing standards or practices generally accepted in the United States;
“ADS” or “ADSs” means American depositary shares of the Issuer, each representing two Shares.
“Agency Agreement” means the Paying and Conversion Agency Agreement dated December 10 2007, as amended or supplemented from time to time, between the Issuer, the Trustee, the Registrar and the Agents, whereby the Registrar and the Agents are appointed and includes any other agreements related to it, as amended or supplemented from time to time, approved in writing by the Trustee appointing Successor Agents or a Successor Registrar;
“Agents” means the Principal Agent and the other paying, conversion and transfer agents appointed under the Agency Agreement, at their specified offices, and their Successors;
“Alternative Stock Exchange” has the meaning set out in Condition 6.4.1;
“Auditors” means the PricewaterhouseCoopers or, if they are unable or unwilling to carry out any action requested of them under this Indenture, such other firm of accountants as may be nominated by the Issuer and approved in writing by the Trustee for the purpose (such approval not to be unreasonably withheld or delayed) and failing such nomination, as may be appointed by the Trustee;
“Board of Directors” means the board of directors of the Issuer;

“Bondholder” or, in respect of a Bond, “holder” means a person in whose name a Bond is registered in the register of Bondholders;
“Bonds” means the Bonds, in the denomination of RMB100,000 each or integral multiples thereof, in registered form comprising the RMB1,110,000,000 USD Settled Zero Coupon Convertible Bonds due 2012 constituted by this Indenture and for the time being outstanding or, as the context may require, a specific number or principal amount of them;
“business day” has the meaning set out in Condition 3.3.3;
“Capital Distribution” has the meaning set out in Condition 6.4.2;
“Certificate” means a certificate, substantially in the form set out in Schedule 1, issued in the name of the holder of one or more Bonds; and, except in Clause 3, includes the Global Certificate;
“Change of Control” has the meaning set out in Condition 8.5.5;
“Clearstream” means Clearstream Banking, société anonyme, incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;
“Conditions” means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Indenture, and as modified, in their application to Bonds in respect of which the Global Certificate is issued, by the provisions of the Global Certificate, and any reference to a particularly numbered Condition shall be construed accordingly;
“Conversion Date” has the meaning set out in Condition 6.2.1(ii);
“Conversion Notice” means the written notice in a form previously approved by the Trustee required to accompany Certificates deposited for the purposes of conversion of Bonds, the initial form of which is set out in Exhibit A to the Agency Agreement;
“Conversion Period” has the meaning set out in Condition 6.1.1;
“Conversion Price” has the meaning set out in Condition 6.1.3;
“Conversion Right” has the meaning set out in Condition 6.1.1;
“Current Market Price” has the meaning set out in Condition 6.4.3;
“Current Market Price per ADS” has the meaning set out in Condition 6.4.3;
“Deposit Agreement” means the deposit agreement, dated as of October 25, 2006, by and between the Issuer and The Bank of New York, as depositary, including any supplement or amendment thereto.
“Definitive Certificate” has the meaning ascribed to it in the Global Certificate;
“Early Redemption Amount” has the meaning set out in Condition 8.5.5(iv);
“Equivalent Amount” has the meaning set out in Condition 6.2.3(iv);
“Euroclear” means Euroclear Bank S.A./N.V. or any successor securities clearing agency;
“Event of Default” means any of the events described in Condition 10.1;
“Exchange Act” means the U.S. Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued thereunder.
“Extraordinary Resolution” has the meaning set out in Schedule 3;

“F-6 Registration Statement” means the registration statement on Form F-6 of the Issuer initially filed on October 13, 2006, as amended or any successor registration statement.
“Fair Market Value” has the meaning set out in Condition 6.4.5;
“Fiscal Period” means a period commencing on January 1 and ending on the succeeding December 31;
“Global Certificate” means the single Global Certificate substantially in the form set out in Schedule 2 issued in respect of all the Bonds;
“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;
“this Indenture” means this Indenture (as from time to time altered in accordance with this Indenture) and any other document executed in accordance with this Indenture (as from time to time so altered) and expressed to be supplemental to this Indenture;
“Nasdaq Global Market” means The Nasdaq Global Market operated by The Nasdaq Stock Market LLC;
“Nasdaq Marketplace Rules” means the Marketplace Rules of the Nasdaq Global Market;
“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys have been duly paid to the order of the Trustee as provided in Clause 2 or have been duly paid to the Principal Agent if permitted by Clause 2 and remain available for payment following surrender of Certificates in respect of Bonds, (c) those in respect of which claims have become prescribed under Condition 12, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which a Conversion Date has occurred shall be deemed to remain outstanding until the Conversion Right has been satisfied and discharged even if the holder is removed from the register during the conversion process) and (f) those mutilated, destroyed or defaced Certificates in respect of the Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 15; provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders, (2) determining how many Bonds are outstanding for the purposes of Conditions 10, 13 and 14 and Schedule 3 and (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;
“Potential Event of Default” means an event or circumstance which would with the giving of notice and/or the lapse of time and/or the issuing of a certificate become an Event of Default;
“PRC” or “China” means the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

“Principal Agent” means The Bank of New York at its specified office at One Canada Square, London E14 5AL, United Kingdom or any successor principal agent appointed under the Agency Agreement at its specified office;
“record date” means a date fixed by the articles of association of the Issuer or otherwise specified for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;
“Registrar” means The Bank of New York at its specified office at 101 Barclay Street, 21st Floor West, New York, NY 10286, United States of America or any successor registrar appointed under the Agency Agreement at its specified office;
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rule and regulations of the SEC thereunder.
“Security” has the meaning set out in Condition 4.
“Share Option Scheme” means a scheme approved by the Issuer at a general meeting (whether before or after the date hereof) pursuant to which ADSs, Shares or other securities (including rights, warrants or options) are or will be issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of eligible participants such as directors (including executive and non-executive directors), employees or former employees and consultants of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any share option scheme or plan (including a dividend reinvestment plan);
“Shares” means the ordinary shares of par value US$0.005 each of the Issuer;
“Shareholder” means the person in whose name a Share or an ADS is registered;
“specified office” means, in relation to an Agent or the Registrar the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Sub-clause 10.12;
“Subsidiary” has the meaning set out in Condition 10.12;
“Successor” means, in relation to the Agents or the Registrar, such other or further person as may from time to time be appointed by the Issuer as an Agent or the Registrar with the written approval of, and on terms approved in writing by, the Trustee (such approval not to be unreasonably withheld or delayed) and notice of whose appointment is given to Bondholders pursuant to Sub-clause 10.12;
“Trading Day” has the meaning set out in Condition 6.4.8; and
“trust corporation” means a trust corporation or a corporation entitled to act as trustee pursuant to applicable foreign legislation relating to trustees; and
“U.S. Dollar Equivalent” has the meaning set out in Condition 7.1.
1.2	Construction of Certain References: References to:
1.2.1	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;
1.2.2	“United States dollars” and “US$” are to the lawful currency for the time being of the United States of America;

1.2.3	“Renminbi”, “RMB” and “Yuan” are the lawful currency for the time being of the People’s Republic of China;
1.2.4
an action, remedy or method of judicial proceedings for the enforcement of rights of creditors include references to the action, remedy or method of judicial proceedings in jurisdictions other than the State of New York as shall most nearly approximate thereto; and

1.2.5
references in this Indenture and the Conditions to the approval of the Trustee not being unreasonably withheld or delayed shall be construed giving due regard to the fact that the Trustee in giving any such consent or approval is acting as Trustee for the Bondholders and is obliged to act in their interests.

1.3	Headings: Headings shall be ignored in construing this Indenture.

1.4	Schedules: The Schedules are part of this Indenture and have effect accordingly.

1.5	Definitions in Conditions: Terms defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in the main body of this Indenture.

2	Amount of the Bonds and Covenant to Pay
2.1	Amount of the Bonds: The aggregate principal amount of the Bonds is limited to RMB1,110,000,000.
2.2	Interest: Other than default interest described in Condition 7.6, the Bonds will not bear any interest.
2.3
Covenant to pay: The Issuer will on any date when the Bonds or any of them become due to be redeemed unconditionally pay, or caused to be paid, to or to the order of the Trustee in United States dollars in immediately available funds the U.S. Dollar Equivalent of the principal amount of the Bonds becoming due for redemption on that date calculated in accordance with the Conditions together with any applicable premium (if any) and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee default interest on the principal amount of the Bonds outstanding as set out in Condition 7.6 provided that:

(a)
every payment of any sum due in respect of the Bonds made to the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions; and

(b)
a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due (including default interest accrued, if any) has been received by the Principal Agent or the Trustee and notice to that effect has been given to Bondholders (if required under Sub-clause 10.10) except (if payment is made to the Principal Agent) to the extent that there is failure in the subsequent payment to the relevant Bondholders under the Conditions.

The Trustee will hold the benefit of this covenant on trust for the Bondholders.
2.4
Discharge: Subject to Sub-clause 2.5, any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Sub-clause 2.5) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.5	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:
2.5.1	by notice in writing to the Issuer, the Agents and the Registrar, require the Agents and the Registrar, until notified by the Trustee to the contrary, so far as permitted by applicable law:
(i)
to act as agents of the Trustee under this Indenture and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability for the indemnification, remuneration and all other expenses of the Agents and the Registrar shall be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Indenture) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; or

(ii)	to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice or subsequently; and
2.5.2	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Agent.
3	Form of the Bonds and Certificates; Issue of the Bonds
3.1
The Global Certificate: On issue of the Bonds, the Global Certificate substantially in the form of Schedule 2 will be issued in respect of the aggregate principal amount of the Bonds and the Issuer shall procure the Registrar to make such entries of Bonds in the register of Bondholders as appropriate. The Global Certificate will be issued in the name of the common depositary for Euroclear and Clearstream or their nominee. The Global Certificate need not be security printed. The Bonds evidenced by the Global Certificate shall be subject to their terms in all respects and entitled to the same benefits under this Indenture as Bonds evidenced by individual Definitive Certificates.

3.2
The Definitive Certificates: The Definitive Certificates, if issued, will be security printed in accordance with all applicable stock exchange requirements and will be substantially in the form set out in Schedule 1 and endorsed with the Conditions. Each Definitive Certificate issued upon exchange for a beneficial interest in the Global Certificate shall bear the Regulation S Legend in the form of Schedule 4.

3.3
Signature: The Global Certificate (and the Definitive Certificates, if issued) will be issued under the common seal or securities seal of the Issuer and signed manually or in facsimile (with signatures affixed by mechanical means) by any two directors or authorized persons duly authorized for the purpose of the Issuer and authenticated manually by or on behalf of the Registrar. The Issuer may use the signatures of any two directors of the Issuer who at the date of this Indenture are duly authorized even if at the time of issue of any Certificate or the Global Certificate either one or both of them no longer hold such office and the Bonds in respect of which the Global Certificate or a Certificate is so executed and authenticated will be binding and valid obligations of the Issuer.

3.4
Issue: Issue and delivery of the Bonds shall be complete on the issue and delivery of the Global Certificate to the common depositary referred to in Sub-clause 3.1 (or its representative) by, or by the order of, the Issuer and completion of the register of Bondholders by or on behalf of the Registrar.

3.5
Entitlement to treat holder as owner: The holder of any Bond will (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder.

4	Stamp Duties and Taxes
4.1
Stamp Duties: The Issuer will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, payable in Cayman Islands or the PRC or Belgium or the Grand Duchy of Luxembourg in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Indenture and pay any taxes and capital, stamp, issue and registration duties in the PRC or Cayman Islands or Belgium or the Grand Duchy of Luxembourg or, if relevant, the place of the Alternative Stock Exchange, arising from the deposit of Certificates for the conversion of Bonds and the issue and delivery of Shares following such deposit, except for the taxes and capital, stamp, issue and registration duties required to be paid by Bondholders under Condition 6.2.2. The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 13 to do so) the Bondholders to enforce the obligations of the Issuer under this Indenture or the Bonds.

4.2
Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to Cayman Islands or the PRC or any such authority of or in such territory which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to this Indenture or the Bonds then the Issuer will notify the Trustee as soon as practicable and give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to Cayman Islands or the PRC of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event, this Indenture and the Bonds, including, but not limited to, Condition 8.3 will be read accordingly.

5	Covenants relating to the Conversion Rights
So long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution of the Bondholders or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of Bondholders to give such approval, the Issuer will:

5.1
Availability of Shares and ADSs: reserve, free from any pre-emptive or other similar rights, out of its authorized but unissued ordinary share capital, (i) the full number of Shares liable to be issued on conversion of all the Bonds from time to time remaining outstanding and (ii) the full number of ADSs issuable under its current or any succeeding Deposit Agreement liable to be issued on deposit of Shares conversion of all the Bonds from time to time outstanding, and shall ensure that all ADSs delivered on conversion of the Bonds will be duly and validly issued as fully-paid;
A4.2(1g)

5.2
Limited Issues of Shares and ADSs: subject to the Conditions, not issue or pay up any securities, by way of capitalization of profits or reserves unless, in any such case, it gives rise (or would, if the adjustment would be 1% or more of the Conversion Price then in effect, give rise) to an adjustment of the Conversion Price, provided that the Issuer may issue or pay up any security by way of capitalization of profits or reserves (a) by the issue of fully paid Shares to the Shareholders and other persons entitled to them, (b) by the issue of Shares paid up in full out of profits or reserves in accordance with applicable law and issued in lieu of a cash dividend or (c) by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto, subject in each case to the provisions of Clause 7;
A4.2(1c)

5.3
Limited Modification of Rights: not modify the rights attaching to the Shares or ADSs with respect to voting, dividends or liquidation nor issue any other class of ordinary share capital carrying any rights which are more favorable than the rights attaching to Shares or ADSs but so that nothing in this Sub-clause 5.3 shall prevent (a) the offer or grant of option for the subscription of or the issue of equity share capital to employees (including directors) or former employees of the Issuer or any of its Subsidiaries or associated companies, or persons related to such employees (including directors) or former employees or other eligible participants under a share option scheme of the Issuer effective on December 4, 2007, (b) a consolidation or subdivision of the Shares or ADSs or the conversion of any Shares or ADSs into stock or vice versa, (c) a modification to the rights attaching to the Shares or ADSs which is not, in the good faith determination of the board of directors of the Issuer, after consultation with an investment bank of international standing, materially prejudicial to the interests of the Bondholders, (d) the conversion of Shares or ADSs into, or the issue of any Shares or ADSs in, uncertificated form (or the conversion of Shares or ADSs in uncertificated form to certificated form) or the amendment of the articles of association of the Issuer to enable title to securities of the Issuer (including Shares and ADSs) to be evidenced and transferred without a written instrument or any other alteration to the articles of association of the Issuer made in connection with the matters described in this Sub-clause 5.3 or which are supplemental or incidental to any of the foregoing (including amendments made to enable or facilitate procedures relating to such matters and amendments dealing with the rights and obligations of holders of securities (including Shares and ADSs) dealt with under such procedures) or (e) any issue of equity share capital which results (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, otherwise result) in an adjustment of the Conversion Price;
A4.2(1j(ii)) A4.2(1b)

5.4
Limited Grant of Rights: procure that no securities (whether issued by the Issuer or any of its Subsidiaries or otherwise procured by the Issuer or any of its Subsidiaries to be issued) issued without rights to convert into or exchange or subscribe for Shares shall subsequently be granted such rights at a consideration per Share which is less than the Current Market Price at close of business on the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, if the adjustment would be 1% or more of the Conversion Price then in effect, give rise) to an adjustment of the Conversion Price and that at no time shall there be in issue Shares of differing nominal values;
A4.2(1d)
5.5
Restricted Action: not make any offer, issue, grant or distribution or take any other action if the effect thereof would be that, on the conversion of Bonds or Shares would fall to be issued at a discount to their nominal value or would require Shares to be issued in any other circumstances not permitted by applicable law;

5.6
Notice: as soon as practicable with the announcement of the terms of any issue pursuant to Sub-clause 7.1.6 or 7.1.7 and the announcement of any proposed modification pursuant to Sub-clause 7.1.8 give notice to the Bondholders and the Trustee in accordance with Condition 17 (such notice to be signed by an authorized officer of the Issuer) advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their rights of conversion before then;

5.7
Directors’ Certificate: if an event happens as a result of which the Conversion Price may be adjusted pursuant to this Indenture, subject to Sub-clause 7.3, as soon as practicable send the Trustee a certificate signed by two executive officers of the Issuer on behalf of the Issuer setting out particulars of the event, whether an adjustment to the Conversion Price falls to be made and, if so, the adjusted Conversion Price and the date on which such adjustment takes effect, whether an amount falls to be carried forward pursuant to Sub-clause 7.5 and if so the amount to be carried forward and in any case setting out such other information as the Trustee may reasonably require;

5.8
Extend Offer: if an offer is made to all (or as nearly as may be practicable all) Shareholders, or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any affiliate or affiliates (as defined in Rule 144 pursuant to the Securities Act) of the offeror and parties acting in concert with the offeror to acquire all or a majority of the issued equity share capital of the Issuer, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme may be obtained from the specified offices of the Agents and the Registrar and provide the Agents and Registrar with such details and, where such an offer or scheme has been recommended by the Board of Directors or where such an offer has become or been declared unconditional in all respects, use its best endeavours to procure that a like offer or scheme is extended to the Bondholders and the holders of any Shares issued during the period of the offer or scheme arising out of Conversion Rights;

5.9
No Reduction of Issued Share Capital: not make any reduction of its issued ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund except in each case, as permitted by law or by means of a purchase or redemption of the share capital of the Issuer permitted by Sub-clause 7.1 or where the reduction results (or would, but for the fact that the adjustment would be less than 1% of the Conversion Price then in effect, result) in an adjustment to the Conversion Price under Sub-clause 7.1;

5.10
Closing of Register: unless so required by applicable law or regulation or the articles of association of the Issuer or in order to establish a dividend or other rights attaching to the Shares, not close its register of Shareholders or take any other action which prevents the transfer of its ADSs generally and ensure that the Bonds may be converted legally and the ADSs issued on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Issuer) at all times while the register is closed or such other action is effective, nor take any action which prevents the conversion of the Bonds or the issue of ADSs in respect of them otherwise than in accordance with the Conditions;

5.11
Listing of ADSs: use its reasonable endeavours (a) to maintain a listing for all the issued ADSs on the Nasdaq Global Market, (b) to obtain and maintain a listing for all the ADSs issued on deposit of Shares issued exercise of Conversion Rights attaching to the Bonds on the Nasdaq Global Market and, (c) if the Issuer is unable to obtain or maintain such listing, to obtain and maintain a listing for all the ADSs issued on deposit of Shares issued on the exercise of the Conversion Rights on an Alternative Stock Exchange as the Issuer may from time to time (with the prior written consent of the Trustee) determine and will forthwith give notice to the Bondholders in accordance with Condition 17 of the listing or delisting of the ADSs (as a class) by any of such stock exchanges; and

5.12	Expenses: pay the expenses of the issue of, and all expenses of obtaining listing for, ADSs arising on conversion of the Bonds.
5.13
Payments: pay all amounts due with respect to the Bonds on the dates and in the manner provided in the Conditions and in this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay the amount then due with respect to the Bonds (unless there shall be a Default in the payment of such amounts to the respective Bondholder(s)). The Issuer will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Bonds, which amounts shall be paid (A) in the case of a Bond that is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case of a Bond that is held, other than global form, by a Bondholder of more than thirty-five million Renminbi (RMB35,000,000) in aggregate principal amount of Bonds, by wire transfer of immediately available funds to the account specified by such Bondholder or, if such Bondholder does not specify an account, by mailing a check to the address of such Bondholder set forth in the register of the Registrar; and (C) in the case of a Bond that is held, other than global form, by a Bondholder of thirty-five million Renminbi (RMB35,000,000) or less in aggregate principal amount of Bonds, by mailing a check to the address of such Bondholder set forth in the register of the Registrar. The Issuer shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Bonds.

5.14
Compliance Certificate: The Issuer shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Issuer, or, if earlier, by the date the Issuer is, or would be, required to file with the SEC the Issuer’s annual report (whether on Form 20-F under the Exchange Act or another appropriate form) for such fiscal year, certificate of two (2) or more Officers, stating whether or not the signatories to such certificate have actual knowledge of any Default or Event of Default by the Issuer in performing any of its obligations under this Indenture or the Bonds. If such signatories do know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.

5.15	F-6 Registration Statement: The Company will use its reasonable best efforts to keep the F-6 Registration Statement continuously effective.
For the above purposes, “equity share capital” means the share capital of a company excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution.

6	Notices Relating to the Conversion Rights

6.1	Requirement to give notice: If after the date of this Indenture:
6.1.1
the Issuer authorizes the grant, issue or offer to the holders of Shares of options (except the grant of options under an approved Share Option Scheme), rights or warrants to subscribe for or purchase either any Shares or any securities convertible into, or exchangeable for or which confer rights to purchase, Shares; or

6.1.2
the Issuer declares, or pays or makes a Capital Distribution, or authorizes the grant, issue or offer to the holders of Shares of rights or warrants to subscribe for or purchase any shares or securities other than Shares or any securities convertible into or exchangeable for or which confer rights to purchase Shares which will, upon declaration or payment, or when made, or upon grant, issue or offer, give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

6.1.3
there is a re-classification of the Shares (including a sub-division or consolidation of the Issuer’s outstanding Shares) or a consolidation, merger or amalgamation to which the Issuer is a party or any sale or transfer of all or substantially all of the assets or business of the Issuer which will, upon such an event, give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

6.1.4
the Issuer authorizes the issue of any securities convertible into or exchangeable for Shares or rights or warrants to subscribe for or purchase Shares or securities (other than those referred to in Sub-clause 6.1.1 or 6.1.2 above) which will, or authorizes the issue of any Shares which will, (or, if in any such case a relevant consideration or offering price fixed by the Board of Directors to be recommended at a relevant general meeting of Shareholders is adopted, will) upon issue give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

6.1.5	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, the Issuer shall as soon as practicable thereafter give written notice thereof to the Trustee and the Principal Agent and, in addition, it will at least 14 days before the applicable (in the case of paragraph (a) below) record date or (in the case of paragraph (b) below) record date or date of submission, whichever is earlier, or (in the case of paragraph (c) below) date of submission, or (in the case of paragraph (d) below) date of issue or (in the case of paragraph (e) below) record date or effective date, whichever is earlier, give notice to the Bondholders stating, as the case may require:
(a)
the record date in Cayman Islands for such grant, issue or offer of options, rights or warrants, dividend, distribution or payment or such re-classification (and, in the case of the grant, issue or offer of options, rights or warrants, the period during which such options, rights or warrants may be exercised); or

(b)
the date in Cayman Islands (1) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is to be submitted to a general meeting of the holders of ordinary shares of the Issuer for approval, and (2) which is the record date for the same (if applicable), and (3) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and (4) as of which it is expected that holders of Shares will be entitled, if at all, to exchange their Shares for securities or other property deliverable upon such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up; or

(c)
(in the event of the declaration of a Capital Distribution referred to in Sub-clause 6.1.2 above, the payment of which must be submitted for approval to a general meeting of Shareholders or to a meeting of the Board of Directors before such Capital Distribution may be paid or made) the date of such submission; or

(d)	(in the event of an issue referred to in Sub-clause 6.1.4 above) the date of such issue; or
(e)
(in the event of such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up not being submitted to a general meeting of Shareholders for approval) (1) the record date for the same (if applicable), and (2) the date when the same becomes effective;

provided that if the exact date of any such submission referred to in paragraph (b) or (c) above is not known at the time of such notice to the Trustee and the Principal Agent, such notice shall indicate the approximate date thereof and the Issuer shall give a second notice to the Trustee and the Principal Agent as soon as practicable, specifying the exact date of submission, and provided further that if the period referred to in paragraph (a) above or the effective date or exchange date referred to in paragraph (b) above or the date of issue or effective date referred to in paragraph (d) or (e) above is not known at the time of such first notice to the Trustee and the Principal Agent, the Issuer shall give a second notice (which shall be in writing to the Trustee and the Principal Agent, at least 14 days (or such shorter period as the Trustee may approve) before the commencement of such period or (as the case may be) before such date specifying such period (and the date of its commencement) and/or such date and shall also (in a case within paragraph (a), (b) or (e) above) cause such second notice to be given to Bondholders at least 14 days (or such shorter period as the Trustee may approve) before the commencement of the applicable period or (as the case may be) before the effective date or exchange date except where such period or date has already been specified in the first notice to the Bondholders. However, in the case of any issue referred to in Sub-clause 6.1.4 above, the Issuer need not give any notice mentioned above before the date on which the relevant consideration per Share for such issue is fixed by the Issuer but in such case the Issuer shall promptly upon the fixing of such consideration give notice in accordance with this Clause 6.
6.2
Where Adjustment to Conversion Price Required: If the event referred to in the notice required pursuant to Sub-clause 6.1 would result in an adjustment to the Conversion Price, such notice shall also state the Conversion Price in effect at the time such notice is required to be given and the Conversion Price which will result after giving effect to such event or, if such adjusted Conversion Price is not then determinable, the fact that an adjustment in the Conversion Price may result. Without prejudice to Sub-clause 5.5, if, after giving effect to the event covered by any such notice and to any adjustment in the Conversion Price, the Shares could not or might not (but for Sub-clause 7.6), under applicable law then in effect, be legally issued on conversion of Bonds as fully-paid, such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment.

6.3
Notice of Adjustment: If, while any Conversion Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Conversion Price, the Issuer shall (a) as soon as practicable notify the Trustee and the Agents of particulars of the event giving rise to the adjustment, the Conversion Price before and after the adjustment, the date on which the adjustment takes effect and such other relevant information as the Trustee may require, and (b) promptly after the adjustment takes effect, give notice to the Bondholders stating that the Conversion Price has been adjusted and setting out the event giving rise to the adjustment, the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment. However, a notice pursuant to another Sub-clause of this Clause 6 correctly stating any information required to be given pursuant to this Sub-clause shall, as to such information, satisfy the requirements of this Sub-clause 6.3.

6.4
Notification of Closed Periods: The Issuer shall give not less than 15 days’ nor more than 60 days’ notice to the Trustee and the Agents of (a) any days during the Conversion Period on which the Issuer’s register of Shareholders is to be closed by reason of Cayman Islands law or regulation or the articles of association of the Issuer or for the purpose of establishing any dividend or other rights attaching to the Shares, and (b) any other day during the Conversion Period on which it is aware that its register of Shareholders is to be closed. The notice shall state the reason for such closure and whether the Issuer intends to give notice to Bondholders of the closure.

6.5
Notice of the end of the Conversion Period: Bondholders must be given by the Issuer not less than 28 days nor more than 42 days notice in writing prior to September 10, 2012 reminding them of the Conversion Right and the Conversion Price.

7	Adjustments to the Conversion Price

7.1	The Conversion Price shall be adjusted as follows:
7.1.1
Consolidation, Subdivision or Reclassification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

A

B
where:

A	is the nominal amount of one Share immediately after such alteration; and

B	is the nominal amount of one Share immediately before such alteration.
Such adjustment shall become effective on the date the alteration takes effect.
7.1.2
Capitalization of Profits or Reserves: If and whenever the Issuer shall issue any Shares credited as fully paid to the Shareholders by way of capitalization of profits or reserves (including any share premium account) including Shares paid up out of distributable profits or reserves and/or share premium account issued, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A

B

where:

A	is the aggregate nominal amount of the issued Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Shares immediately after such issue.
7.1.3
Capital Distribution: If and whenever the Issuer shall pay or make any Capital Distribution to the Shareholders (except where the Conversion Price falls to be adjusted under Sub-clause 7.1.2 above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Capital Distribution by the following fraction:

A-B

A
where:

A	is the Current Market Price of one Share on last Trading Day preceeding the date on which the Capital Distribution is publicly announced; and

B
is the Fair Market Value on the date of such announcement, as determined in good faith by the board of directors of the Company after consultation with an investment bank of international standing, of the portion of the Capital Distribution attributable to one Share.

Such adjustment shall become effective on the date that such Capital Distribution is made.
7.1.4
Rights Issues of Shares or Options over Shares: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class, by way of rights, options, warrants or other rights to subscribe for or purchase any Shares, in each case at less than the Current Market Price per Share on the last Trading Day preceding the date of the announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A+B

A+C
where:

A	is the number of Shares in issue immediately before such announcement;

B
is the number of Shares which the aggregate amount (if any) payable (i) for the Shares issued by way of rights or (ii) for the options or warrants or other rights issued by way of rights and for the total number of Shares issuable upon exercise thereof, would purchase at such Current Market Price per Share; and

C	is the aggregate number of Shares issued or, as the case may be, comprised in the issue or grant.
Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be).
7.1.5
Rights Issues of Other Securities: If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares) to all or substantially all Shareholders as a class, by way of rights, or the grant to all or substantially all Shareholders as a class by way of rights, of any options, warrants or other rights to subscribe for or purchase, any securities (other than Shares or options, warrants or other rights to subscribe or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A-B

A
where:

A	is the Current Market Price of one Share on the last Trading Date preceding the date on which such issue or grant is publicly announced; and

B
is the Fair Market Value on the date of such announcement, as determined in good faith by the board of directors of the Issuer after consultation with an investment bank of international standing, of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).
7.1.6
Issues at less than Current Market Price: If and whenever the Issuer shall issue (otherwise than as mentioned in Sub-clause 7.1.4 above) wholly for cash any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or issue or grant (otherwise than as mentioned in Sub-clause 7.1.4 above) wholly for cash or for no consideration, any options, warrants or other rights to subscribe for or purchase Shares in each case at a price per Share which is less than the Current Market Price on the last Trading Day preceding the date of announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A+B

C
where:

A	is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Shares;

B	is the number of Shares which the aggregate consideration receivable for the issue of such additional Shares would purchase at such Current Market Price per Share; and

C	is the number of Shares in issue immediately after the issue of such additional Shares.
References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe for or purchase Shares, mean such Shares to be issued, or otherwise made available, assuming that such options, warrants or other rights are exercised in full at the initial exercise price (if applicable) on the date of issue of such options, warrants or other rights.
Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or other rights.
7.1.7
Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within the provisions of this Sub-clause 7.1.7, the issue wholly for cash by the Issuer or any of its Subsidiaries (otherwise than as mentioned in Sub-clauses 7.1.4, 7.1.5 or 7.1.6 above) or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity of any securities (other than the Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Issuer upon conversion, exchange or subscription at a consideration per Share which is less than the Current Market Price on the date of announcement of the terms of issue of such securities.

In such an event, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A+B

A+C
where:

A	is the number of Shares in issue immediately before such issue;

B
is the number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price; and

C
is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

Such adjustment shall become effective on the date of issue of such securities.

7.1.8
Modification of Rights of Conversion etc.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Sub-clause 7.1.7 above (other than in accordance with the terms applicable to such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than the Current Market Price on the last Trading Day preceding the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such modification by the following fraction:

A+B

A+C
where:

A	is the number of Shares in issue immediately before such modification;

B
is the number of Shares which the aggregate consideration (if any) receivable by the Issuer for the Shares to be issued, or otherwise made available, on conversion or exchange or on exercise of the right of subscription attached to the securities, in each case so modified, would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such securities; and

C
is the maximum number of Shares to be issued, or otherwise made available, on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as the board of directors of the Issuer, after consultation with an investment bank of international standing, considers appropriate (if at all) for any previous adjustment under this Sub-clause 7.1.8 or Sub-clause 7.1.7 above.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.
7.1.9
Other Offers to Shareholders: The issue, sale or distribution by or on behalf of the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity of any securities in connection with an offer by or on behalf of the Issuer or any of its Subsidiaries or such other company, person or entity pursuant to which offer the Shareholders generally (meaning for these purposes the holders of at least 60% of the Shares outstanding at the time such offer is made) are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Sub-clauses 7.1.4, 7.1.5, 7.1.6 or 7.1.7 above).

In such an event, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue, sale or distribution by the following fraction:

A-B

A
where:

A	is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue is publicly announced; and

B
is the Fair Market Value on the date of such announcement, as determined in good faith by the board of directors of the Issuer after consultation with an investment bank of international standing, of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue, sale or distribution of the securities.
7.1.10
Other Events: If the Issuer or the Trustee determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Sub-clause 7.1, the board of directors of the Issuer, after consultation with an investment bank of international standing, shall determine in good faith as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination PROVIDED THAT where the circumstances giving rise to any adjustment pursuant to this Sub-clause 7.1 have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Sub-clause 7.1 as may be determined in good faith by the board of directors of the Issuer after consultation with an investment bank of international standing to be in its opinion appropriate to give the intended result.

7.2	Calculation of Consideration Receivable: For the purpose of any calculation of the consideration receivable pursuant to Sub-clauses 7.1.6, 7.1.7 and 7.1.8:
7.2.1
Issue of Shares for Cash: the aggregate consideration receivable for Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Issuer for any underwriting of the issue or otherwise in connection therewith; and

7.2.2
Issue of Shares on Conversion or Exercise of Securities: (1) the aggregate consideration receivable for the Shares to be issued on the conversion or exchange of any securities shall be deemed to be the consideration received or receivable by the Issuer for any such securities and (2) the aggregate consideration receivable for the Shares to be issued on the exercise of rights of subscription attached to any securities shall be deemed to be that part (which may be the whole) of the consideration received or receivable by the Issuer for such securities which is attributed by the Issuer to such rights of subscription or, if no part of such consideration is so attributed or the Trustee so requires by written notice to the Issuer, the Fair Market Value of such rights of subscription as at the date of the announcement of the terms of issue of such securities (as determined in good faith by the board of directors of the Company after consultation with an investment bank of international standing, plus in the case of each of (1) and (2) above, the additional minimum consideration (if any) to be received by the Issuer on the conversion or exchange of such securities, or on the exercise of such rights of subscription (the consideration in all such cases to be determined subject to the proviso in Sub-clause 7.2.1) and (3) the consideration per Share receivable by the Issuer on the conversion or exchange of, or on the exercise of such rights of subscription attached to, such securities shall be the aggregate consideration referred to in (1) or (2) above (as the case may be) converted into United States dollars if such consideration is expressed in a currency other than United States dollars at such rate of exchange as may be determined in good faith by the board of directors of the Company after consultation with an investment bank of international standing to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued on such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

7.3
More than One Event in Quick Succession: Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of the board of directors of the Issuer after consultation with an investment bank of international standing, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as determined by the board of directors of the Issuer after consultation with an investment bank of international standing, to be in the board of director’s opinion appropriate in order to give such intended result.

7.4
Certificate Conclusive: If any doubt shall arise as to the appropriate adjustment to the Conversion Price, the good faith determination of the board of directors of the Issuer, after consultation with an investment bank of international standing, shall be conclusive and binding on all concerned save in the case of manifest error.

7.5
Rounding and Minor Adjustments: On any adjustment, the relevant Conversion Price, if not an integral multiple of US$0.01, shall be rounded down to the nearest US$0.01. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Bondholders in accordance with Condition 17 as soon as practicable after the determination thereof.

7.6
No Discount to Par Value: The Conversion Price may not be reduced so that, on conversion of Bonds, Shares would fall to be issued at a discount to their nominal value or would require Shares to be issued below their par value or in any other circumstances not permitted by applicable law.

7.7	Selection of Investment Banks: It shall contitute a breach of this Indenture for the Issuer to fail to consult with an independent investment bank when required for the purposes of this Clause 7.

7.8
Post-Record Date Adjustments: If the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution, grant, offer or other event as is mentioned in Sub-clause 7.1.2 to 7.1.5 and 7.1.9, or any such issue as is mentioned in Sub-clause 7.1.6 and 7.1.7 which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Sub-clause 7.1, the Issuer shall (conditional on such adjustment becoming effective) procure that there be issued to the converting Bondholder or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment (more particularly referred to in the said Clauses above) to the Conversion Price had in fact been made and become effective immediately after the relevant record date. Such additional Shares will be allotted as at, and within one month after, the relevant Conversion Date or, if the adjustment results from the issue of Shares, the date of issue of Shares. Certificates for such Shares will be despatched within such period of one month.

7.9
No Duty to Monitor: The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

7.10
Share Option Schemes: No adjustment shall be made to the Conversion Price where Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of eligible participants such as directors (including directors holding or formerly holding executive and non-executive offices), employees or former employees and consultants of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any Share Option Scheme.

7.11
Increase in the Conversion Price: No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Sub-clause 7.1.1 above or to correct an error.

8	Consolidation, Amalgamation or Merger
The Issuer will not consolidate with, merge or amalgamate into or transfer its assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person (the consummation of any such event, a “Merger”), unless:
(a)
the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume, by a supplemental indenture, all obligations of the Issuer under this Indenture and the performance of every covenant and agreement applicable to it contained herein;

(b)
immediately after giving effect to any such Merger, no Event of Default, and no event which, after notice or lapse of time, or both, may become an Event of Default shall have occurred and be continuing or would result therefrom; and

(c)
the corporation formed by such Merger, or the person that acquired such properties and assets, shall expressly agree, among other things, to indemnify each holder of a Bond against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such Merger with respect to the payment of principal and premium on the Bonds.

In the event of such Merger, the Issuer, and the corporation formed by such Merger shall have executed an indenture supplemental to the Indenture (in form and substance reasonably satisfactory to the Trustee) whereby such corporation, entity or person assumes the obligations of the Issuer under this Indenture, the Agency Agreement and the Bonds and to ensure that the holder of each Bond then outstanding will have the right (during the period when such Bond shall be convertible) to convert such Bond into the class and amount of shares, cash and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon conversion of such Bond immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental indenture will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of Clause 6. The Trustee shall be entitled in its absolute discretion to require from the Issuer such opinions, consents, documents and other matters at the expense of the Issuer in connection with the foregoing as it may consider appropriate. The above provisions of this Clause 8 will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.
9	Application of Moneys Received by the Trustee
9.1
Declaration of Trust: All moneys received by the Trustee in respect of the Bonds or amounts payable under this Indenture will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee upon trust to apply them (subject to Sub-clause 9.2):

firstly, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Indenture;
secondly, in payment of any amounts of principal and premium (if any) owing in respect of the Bonds pari passu and rateably;
thirdly, in payment of any other amounts owing in respect of the Bonds; and
fourthly, in payment of any balance (if any) to the Issuer.
If the Trustee holds any moneys which represent principal in respect of Bonds in respect of which claims have become prescribed under Condition 12, the Trustee will hold them on these trusts.
9.2
Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Sub-clause 9.1 is less than 10% of the principal amount of the Bonds then outstanding, the Trustee may, at its sole discretion, invest such moneys upon some or one of the investments authorised under Sub-clause 9.3 with power from time to time similarly to vary such investments. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10% of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Sub-clause 9.1.

9.3
Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it needs only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

10	General Covenants
So long as any Bond is outstanding, save with the approval of an Extraordinary Resolution, the Issuer will:
10.1
Books of Account: keep, and procure that its Subsidiaries (so far as required by applicable law) keep, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee has grounds to believe that such an event has occurred, so far as permitted by applicable law, allow, and procure that each of its Subsidiaries will allow, the Trustee and anyone appointed by it, access to the books of account of the Issuer and/or the relevant Subsidiary respectively at all reasonable times during normal business hours;

10.2	Notice of Events of Default: notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default;
10.3	Information: so far as permitted by applicable law and regulations, give the Trustee such information as it requires to perform its functions;
10.4
Financial Statements etc.: send to the Trustee, as soon as practicable and in any event within ten days of request from the Trustee (and, in the case of each annual Fiscal Period, in any event within 180 days after the close of the relevant Fiscal Period) after the same is made available to its Shareholders following the close of each Fiscal Period, three copies or translations, in each case in English, of the following:

10.4.1
in the case of the first quarterly Fiscal Period falling within each of the annual Fiscal Periods, the quarterly interim report containing unaudited consolidated Accounts of the Issuer in respect of such Fiscal Period which Accounts are prepared on a basis as required by the Listing Rules; and

10.4.2
in the case of each annual Fiscal Period, the annual report containing audited Accounts (including without limitation the income statement and the balance sheets) of the Issuer as at the end of, and for, such Fiscal Period, reported on by the Auditors and prepared in accordance with generally accepted accounting principles and commercial practice in the United States;

provided that if and to the extent that the Accounts are not prepared or adjusted on a basis consistent with that used for the preceding corresponding Fiscal Period, that fact shall be stated;
10.5
Information Material to Bondholders: send to the Trustee three copies or translations, in each case in the English language, of all notices, statements and documents which are issued to the holders of its Shares or ADSs or its creditors generally as soon as practicable (but not later than 30 days) after their date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may reasonably request in order to satisfy requests from Bondholders for them;

10.6
Other Information: send to the Trustee together with the Accounts referred to in Sub-clause 10.4 a list in the English language of all documents issued, during or in respect of the relevant annual Fiscal Period, by the Issuer to its Shareholders, which list shall indicate the principal subject of each of such documents, and (if the Trustee so requires at any time) provide a certified copy or translation, in each case in the English language, of any document described in such list (except those documents already sent to the Trustee pursuant to Sub-clause 10.5) within 30 days after being requested so to do;

10.7
Director’s Certificate: send to the Trustee, at the same time as its annual audited Accounts being provided pursuant to Sub-clause 10.4.2 above, and also within 14 days after any request by the Trustee, a certificate of the Issuer signed by a director on behalf of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than five days before the date of the certificate:

10.7.1
no Event of Default or Potential Event of Default had occurred since the date of this Indenture or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; and

10.7.2	the Issuer has complied with all its obligations under this Indenture.
The Trustee shall be entitled to rely upon certificates of the Issuer;
10.8
Notices to Bondholders: send to the Trustee at least seven days (or such shorter period as may be agreed by the Trustee) prior to the date of publication, a copy of the form of each notice to be given to Bondholders and once given, two copies of each such notice, such notice to be in a form approved by the Trustee (such approval not to be unreasonably withheld) and (if applicable) complying with the requirements of the Nasdaq Global Market or an Alternative Stock Exchange;

10.9	Further Acts: so far as permitted by applicable law and regulations, do such further things as may be necessary in the opinion of the Trustee to give effect to this Indenture;
10.10
Notice of late payment: forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

10.11
Change in Agents: give at least 14 days’ prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of the Registrar or of any change by any Agent or by the Registrar of its specified office and not make any such appointment or removal without the Trustee’s prior written approval (such approval not to be unreasonably withheld or delayed);

10.12	Early Redemption: give prior notice to the Trustee of any proposed early redemption pursuant to Condition 8.2 or 8.3;
10.13
Compliance: the Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Indenture, which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth;

10.14
Bonds held by the Issuer etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by a director stating the number of Bonds held at the date of such certificate by or on behalf of the Issuer or its Subsidiaries;

10.15
Default Interest: if there shall be a default in the payment of all or any part of the principal and premium (if any) on any Bond when the same shall have become due and payable, whether upon maturity or by declaration or otherwise, pay default interest on any overdue principal and premium (if any) at the rate of 5% per annum, which shall accrue (subject to Condition 7.6) on the overdue sum from the due date on the basis of the actual number of days elapsed and a 360-day year;

10.16
Notification of a Relevant Event: notify the Trustee in writing and the holders of the Bonds in accordance with the Conditions by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event; and

10.17
European Union Directive: if the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income are implemented, ensure that it maintains or appoints, as the case may be, a Paying Agent and Conversion Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26–27 November 2000 or any law implementing or comprising, or introduced in order to conform to, such Directive.

11	Remuneration and Indemnification of the Trustee
11.1
Normal Remuneration: So long as any Bond is outstanding the Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree in writing. Such remuneration will accrue from day to day from the date of this Indenture. However, if any payment to a Bondholder of moneys due in respect of any Bond or delivery of Shares on conversion of a Bond is improperly withheld or refused by the Issuer, such remuneration will again accrue as from the date of such withholding or refusal until payment or delivery to such Bondholder or the Trustee is duly made.

11.2
Extra Remuneration: If an Event of Default or a Potential Event of Default shall have occurred or if the Trustee (after prior consultation with the Issuer) finds it expedient or necessary or is requested by the Issuer to undertake duties which are agreed by the Trustee and the Issuer to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Issuer will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Sub-clause 11.2 (or as to such sums referred to in Sub-clause 11.1), as determined by the boad of directors of the Issuer after consultation with an investment bank of international standing. The expenses involved in such nomination and such investment bank’s fee will be paid by the Issuer. The determination of such investment bank will be conclusive and binding on the Issuer, the Trustee and the Bondholders.

11.3
Expenses: The Issuer will also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Indenture and the performance of its functions under this Indenture including, but not limited to, legal and traveling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer to enforce any provision of this Indenture or the Bonds. Such costs, charges, liabilities and expenses will:

11.3.1
in the case of payments made by the Trustee before such demand carry interest from the due date of such demand and shall accrue at the rate of one per cent. above the costs of funds reasonably determined by the Trustee; and

11.3.2	in other cases carry interest at such rate from 30 days after the due date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.
11.4
Indemnity: The Issuer will on demand by the Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as the Trustee under this Indenture (including (1) any Agent/Delegate Liabilities and (2) in respect of any proceedings or disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Indenture.

11.5
Continuing Effect: Sub-clauses 11.3 and 11.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee or the Bonds are no longer outstanding or this Indenture has been discharged.

12	Supplemental Provisions
12.1
Advice: The Trustee may act on the opinion or advice of, or information obtained from, any expert (including the Auditors), whether obtained by or addressed to the Issuer, the Trustee, the Principal Agent or otherwise, and notwithstanding any monetary or other limit on liability in respect thereof, will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex, fax or electronic mail and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person’s opinion or advice and even if it contains some error or is not authentic.

12.2
Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Indenture or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Indenture and the Bonds.

12.3
Resolutions of Bondholders: The Trustee will not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Bondholders.

12.4
Certificate signed by Directors: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any Director of the Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

12.5
Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers reasonably believed by it to be of good repute and may deposit this Indenture and any other documents with such custodian and pay all sums due in respect thereof.

12.6
Discretion: Subject to Clause 13, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions pursuant to the terms of this Indenture and the Conditions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. Whenever in this Indenture, the Agency Agreement or by law, the Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Bondholders.

12.7
Agents: Whenever it reasonably considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

12.8	Delegation: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.
12.9	Nominees: In relation to any asset held by it under this Indenture, the Trustee may appoint any person to act as its nominee on any terms.
12.10
Forged Bonds: The Trustee will not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

12.11
Confidentiality: Unless ordered to do so by a court of competent jurisdiction (and provided that, subject to applicable laws and regulations, the Issuer shall be notified as soon as practicable of the receipt of such order by the Trustee) the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer.

12.12
Determinations Conclusive: As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Indenture. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

12.13
Currency Conversion: Save as provided in the Conditions, where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Bondholders.

12.14
Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Issuer and the Bondholders.

12.15
Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.

12.16
Conversion Price: The Trustee shall have no duty or responsibility to determine whether facts exist which may require an adjustment of the Conversion Price or to determine the nature or extent of any such adjustment when made or the method used or to be used in making it.

12.17
The Shares and ADSs: The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares, ADSs or any other property which may at any time be issued or delivered on the conversion of any Bonds or the sale or other disposal of any Shares or ADSs. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any ADSs, certificates or any other securities or property or make any payment on the exercise of any Conversion Right.

12.18
Responsibility: The Trustee assumes no responsibility for the correctness of Recital (A) to this Indenture which shall be taken as a statement by the Issuer, nor shall the Trustee by the execution of this Indenture be deemed to make any representation as to the validity, sufficiency or enforceability of the Bonds.

12.19
Enforcement: The Trustee may at its discretion take proceedings against the Issuer to enforce payment of the Bonds after the Bonds have become due and payable or to declare the Bonds due and payable, provided that the Trustee shall not be under any obligation to do any of the foregoing unless it shall have been so requested in writing by the holders of not less than 25% in principal amount of the Bonds then outstanding (which request has not been revoked) or shall have been so directed by an Extraordinary Resolution of the Bondholders and it shall have been indemnified and/or secured to its satisfaction.

12.20
Satisfaction of Trustee in Condition 8.3: For the purposes of Condition 8.3 the Trustee shall be satisfied by the Issuer that the Issuer will be obliged to pay additional amounts as provided in that Condition by the delivery to it of (a) a certificate signed by two directors of the Issuer and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective).

12.21
Consolidation, amalgamation etc.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer or any sale or transfer of all or substantially all of the assets of the Issuer or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

12.22
Bonds and documents: The Trustee shall not be liable to the Issuer or any Bondholder if without fraud, negligence or wilful default on its part it has accepted as valid or has not rejected any Bonds purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties.

12.23	Consent: Any consent to be given by the Trustee for the purposes of this Indenture may be given on such reasonable terms and subject to such reasonable conditions (if any) as the Trustee thinks fit.
12.24
Acceleration: The Trustee shall not be obliged to declare the Bonds immediately due and payable under Condition 10 unless it has been indemnified and/or secured to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

12.25
Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this Clause 12 (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

12.26
Bonds held by the Issuer: In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Sub-clause 10.16) that no Bonds are for the time being held by or on behalf of the Issuer or its Subsidiaries.

12.27
Reliance on Certificates: The Trustee may rely without liability to Bondholders on any certificate prepared by the directors of the Issuer and accompanied by a certificate or report prepared by an internationally recognised firm of accountants pursuant to the Conditions and/or this Indenture, whether or not addressed to the Trustee and whether or not the internationally recognised firm of accountants’ liability in respect thereof is limited by a monetary cap or otherwise limited or excluded and shall be obliged to do so where the certificate or report is delivered pursuant to the obligation of the Issuer to procure such delivery under the Conditions; any such certificate or report shall be conclusive and binding on the Issuer, the Trustee and the Bondholders.

12.28
Error of Judgment: The Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

12.29
Professional Charges: Any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Indenture and also his properly and reasonably incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Indenture, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

12.30
Expenditure by the Trustee: Nothing contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

12.31
Consequential loss: Notwithstanding any provision of this Indenture to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud or willful default on the part of the Trustee.

13	Trustee Liable for Negligence
If the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, nothing in this Indenture shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty.
14	Waiver and Proof of Default
14.1
Waiver: The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorize, on such terms as seem expedient to it, any breach or proposed breach by the Issuer of this Indenture, the Bonds, the Agency Agreement or the Conditions or determine that an Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. No such direction or request will affect a previous waiver, authorization or determination. Any such waiver, authorization or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

14.2
Proof of Default: Proof that the Issuer has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

14.3
Calculation of threshold amount: In computing the threshold amounts for the purpose of Condition 10.1.5, (a) no obligation in respect of which there is a default shall be counted more than once, by reason for instance that the person is actually liable for such obligation and another person is contingently liable for it and (b) where any obligation is a net obligation, the net amount of such obligation shall be taken rather than the gross obligation which has been reduced to such net amount.

15	Trustee not Precluded from Entering into Contracts
The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

16	Modification and Substitution
16.1
Modification: The Trustee may agree, without the consent of the Bondholders, to any modification to the Bonds or this Indenture which is (a) of a formal, minor or technical nature or (b) made to correct a manifest error or to comply with mandatory provisions of law. The Trustee may also so agree to any modification to this Indenture which is in its opinion not materially prejudicial to the interests of the Bondholders or is otherwise generally in the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 16 of Schedule 3. Any such modification as is permitted by this Sub-clause 16.1 shall be binding on the Bondholders. Unless the Trustee agrees otherwise, the Issuer shall, upon a modification pursuant to this Sub-clause 16.1, give notice to the Bondholders in accordance with Condition 17.

16.2	Substitution:
16.2.1
The Trustee may, without the consent of the Bondholders, agree to the substitution of any other company (the “Substituted Obligor”) in place of the Issuer (or of any previous substitute under this Sub-clause 16.2) as the principal debtor under this Indenture and the Bonds provided that:

(i)
a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Indenture and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Indenture and the Bonds as the principal debtor in place of the Issuer;

(ii)
if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 9 with the substitution for the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon the Indenture and the Bonds will be read accordingly;

(iii)
two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution and the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;

(iv)	the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

(v)
(unless the Issuer’s successor in business is the Substituted Obligor as the principal debtor under this Indenture and the Bonds) the obligations of the Substituted Obligor as the principal debtor under this Indenture and the Bonds are guaranteed by the Issuer to the Trustee’s satisfaction.

16.3
Release of substituted Issuer: An agreement by the Trustee pursuant to Sub-clause 16.2 will, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations under this Indenture and the Bonds. Notice of the substitution will be given to the Bondholders within 14 days of the execution of such documents and compliance with such requirements.

16.4
Completion of Substitution: On completion of the formalities set out in Sub-clause 16.2, the Substituted Obligor will be deemed to be named in this Indenture and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute) and this Indenture and the Bonds will be deemed to be amended as necessary to give effect to the substitution.

17	Currency Indemnity
17.1
Currency of Account and Payment: United States dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Indenture and the Bonds, including damages.

17.2
Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3
Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Indenture or the Bonds, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

17.4
Indemnity separate: The indemnities in this Clause 17 and in Sub-clause 11.4 constitute separate and independent obligations from the other obligations in this Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture and/or the Bonds or any other judgment or order.

18	Appointment, Retirement and Removal of the Trustee
18.1
Appointment: The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

18.2
Retirement and Removal: Any Trustee may retire at any time on giving at least 30 days’ written notice to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement (other than for refunding any annual fee paid upfront) and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee as soon as practicable and if, after 30 days’ of such notice having been given the Issuer has failed to do so, the Trustee shall be entitled (at the expense of the Issuer) but not obliged to appoint another trust corporation selected by the Trustee as its successor.
18.3	Co-Trustees: The Trustee may, despite Sub-clause 18.1, by written notice to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:
18.3.1	if the Trustee considers such appointment to be in the interests of the Bondholders;
18.3.2	to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or
18.3.3	to obtain a judgment or to enforce a judgment or any provision of this Indenture in any jurisdiction.
Subject to the provisions of this Indenture the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s request, the Issuer will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.
18.4
Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation. Notwithstanding the above, the Trustee shall not be responsible for supervising any additional Trustee, and shall not be liable for any actions or omissions of such additional Trustee.

18.5
Successor: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

Notice shall be given to the Issuer by the Trustee as soon as practicable if any event described in this Clause 18.5 occurs.
19	Communications
Any communication shall be by letter sent by registered post or courier or by fax: in the case of the Issuer, to it at:
Home Inns & Hotels Management Inc.
Lane No. 421, Chang Ping Road
Shanghai 200041
People’s Republic of China
Fax no.:     +86 21 5425 2700
Attention:   May Wu, Chief Financial Officer
and in the case of the Trustee, to it at:

The Bank of New York
101 Barclay Street
New York, NY 10286
United States of America
Fax no.:     (212) 815-5802/5803
Attention:   Global Trust Services
with copy to:
The Bank of New York
Units 1201-5, Three Pacific Place
1 Queen’s Road East
Hong Kong

Fax no.:     +852 2295-3283
Attention:   Global Corporate Trust
Communications will take effect, in the case of a letter sent by registered post, on the seventh business day in London and the PRC after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of dispatch if the correct error-free transmission report is received; provided that if such communication would take effect outside business hours then it shall be deemed to be received on the next business day in the place of receipt.
20	Further Issues
20.1
Supplemental Indenture: If the Issuer issues further securities as provided in Condition 16, it shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Indenture containing such provisions (corresponding to any of the provisions of this Indenture) as the Trustee may require.

20.2
Meetings of Bondholders: If the Trustee so directs, Schedule 3 shall apply equally to Bondholders and to holders of any securities issued pursuant to the Conditions as if references in it to “Bonds” and “Bondholders” were also to such securities and their holders respectively.

21	Governing Law and Jurisdiction
21.1	Governing Law: This Indenture shall be governed by and construed in accordance with the laws of the State of New York.
21.2
Jurisdiction: For the benefit of the Trustee and each of the Bondholders, the Issuer agrees that the federal and state courts sitting in the Borough of Manhattan, City of New York are to have jurisdiction to settle any disputes which may arise out of or in connection with this Indenture or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Indenture or the Bonds (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and irrevocably waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

21.3
Service of Process: The Issuer appoints CT Corporation Systems, currently at 111 Eight Avenue, New York, New York 10011 to receive, for it and on its behalf, service of process in any Proceedings in the State of New York. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If such process agent ceases to be able to act as such or no longer has an address in New York, the Issuer will appoint a substitute process agent acceptable to the Trustee and will immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

22	Counterparts
This Indenture (and any supplemental indenture thereto) may be executed in counterpart, which when taken together shall constitute one and the same instrument.

SCHEDULE 1
Form of Certificate
On the front:

Amount	ISIN	Common Code	Certificate Number

Home Inns & Hotels Management Inc.
(incorporated in Cayman Islands with limited liability)
RMB1,110,000,000
USD Settled Zero Coupon Convertible Senior Bonds due 2012
The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the “Bonds”) of Home Inns & Hotels Management Inc. (the “Issuer”) and constituted by the Indenture referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Indenture and the terms and conditions (the “Conditions”) set out on the reverse hereof.
The Issuer hereby certifies that • is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of RMB1,110,000,000 (ONE BILLION ONE HUNDRED TEN MILLION RENMINBI). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.
The Bonds in respect of which this Certificate is issued are convertible into fully-paid ordinary shares, par value US$0.005 of the Issuer, subject to and in accordance with the Conditions and the Indenture.
This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.
This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.
The Certificate is governed by, and shall be construed in accordance with, New York State law.

IN WITNESS whereof the Issuer has caused this Certificate to be executed.
Dated [•]
HOME INNS & HOTELS MANAGEMENT INC.

By:

Name:
Title:
Certificate of Authentication
Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

THE BANK OF NEW YORK as Registrar

By:

Name:
Title:
Dated:

On the back:
TERMS AND CONDITIONS OF THE BONDS
The issue of RMB1,110 million in aggregate principal amount of USD settled zero coupon convertible bonds due 2012 (the “Bonds”, which term shall include, unless the context requires otherwise, any further Bonds issued in accordance with Condition 16 and consolidated and forming a single series therewith) by Home Inns & Hotels Management Inc. (the “Issuer”), was authorized by a resolution of the Board of Directors of the Issuer passed on December 3, 2007. The Bonds are constituted by an Indenture (as amended or supplemented from time to time) (the “Indenture”) to be dated December 10, 2007 and entered into between the Issuer and The Bank of New York as trustee for the holders of the Bonds (the “Trustee”, which term shall, where the context so permits, include all other persons for the time being acting as trustee or trustees under the Indenture). The Issuer has entered into a paying, conversion and transfer agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) to be dated December 10, 2007 with the Trustee, The Bank of New York as principal paying, conversion and transfer agent (the “Principal Agent”), The Bank of New York as registrar (the “Registrar”) and the other paying, conversion and transfer agents appointed under it (each a “Paying Agent”, “Conversion Agent” and “Transfer Agent” (references to which shall include the Registrar) and together with the Registrar and the Principal Agent, the “Agents”) relating to the Bonds. References to the “Principal Agent”, “Registrar” and “Agents” below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these terms and conditions (these “Conditions”) include summaries of, and are subject to, the detailed provisions of the Indenture. Unless otherwise defined, terms used in these Conditions have the meaning specified in the Indenture. Copies of the Indenture and of the Agency Agreement are available for inspection at the registered office of the Trustee being at the date hereof at 101 Barclay Street, 21st Floor West, New York, New York 10289, U.S.A. and at the specified offices of each of the Agents. The Bondholders are entitled to the benefit of the Indenture and are bound by, and are deemed to have notice of, all the provisions of the Indenture and the Agency Agreement applicable to them.
1.	STATUS
The Bonds constitute direct, senior, unsubordinated, unconditional and unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable laws and subject to Condition 4, at all times rank at least equally with all of its other present and future direct, senior, unsubordinated, unconditional and unsecured obligations.
2.	FORM, DENOMINATION AND TITLE
2.1	Form and Denomination
The Bonds are issued in registered form in the denomination of RMB100,000 each or integral multiples thereof. A bond certificate (each a “Certificate”) will be issued to each Bondholder with respect to its registered holding of Bonds. Each Bond and each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders which the Issuer will procure to be kept by the Registrar.
Upon issue, the Bonds will be represented by a Global Certificate deposited with a common depositary for, and representing Bonds registered in the name of a common nominee of, Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking, société anonyme. The Conditions are modified by certain provisions contained in the Global Certificate.
2.2	Title
Title to the Bonds passes only by transfer and registration in the register of Bondholders as described in Condition 3. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued with respect to it) and no person will be liable for so treating the holder. In these Conditions, “Bondholder” and (in relation to a Bond) “holder” mean the person in whose name a Bond is registered.

3.	TRANSFERS OF BONDS; ISSUE OF CERTIFICATES
3.1	Register
The Issuer will cause to be kept at the specified office of the Registrar and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the “Register”). Each Bondholder shall be entitled to receive only one Certificate with respect to its entire holding.
3.2	Transfers
Subject to Condition 3.5 and the terms of the Agency Agreement, a Bond may be transferred or exchanged by delivery of the Certificate issued with respect to that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorized in writing, to the specified office of the Registrar or any of the Transfer Agents. No transfer of title to a Bond will be valid unless and until entered on the Register.
3.3	Delivery of New Certificates
3.3.1
Each new Certificate to be issued upon a transfer or exchange of Bonds will, within five business days of receipt by the Registrar or, as the case may be, any other relevant Transfer Agent of the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such other relevant Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the form of transfer. The form of transfer is available at the specified office of the Principal Agent.

3.3.2
Where only part of a principal amount of the Bonds (being that of one or more Bonds) with respect to which a Certificate is issued is to be transferred, redeemed or converted, a new Certificate with respect to the Bonds not so transferred, redeemed or converted will, within five business days of delivery of the original Certificate to the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred, redeemed or converted (but free of charge to the holder) to the address of such holder appearing on the Register.

3.3.3
For the purposes of these Conditions (except for Condition 7), “business day” shall mean a day other than a Saturday or Sunday on which banks are open for business in Beijing, Hong Kong or New York City, or the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or conversion) or the Agent with whom a Certificate is deposited in connection with a transfer or conversion is located, or in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

3.4	Formalities Free of Charge
Registration of a transfer of Bonds will be effected without charge by or on behalf of the Issuer or any of the Agents, but only upon (i) payment (or the giving of such indemnity as the Issuer or any of the Agents may require) with respect to any tax or other governmental charges which may be imposed in relation to such transfer; and (ii) the Issuer or the relevant Transfer Agent being satisfied that the regulations concerning transfer of Bonds have been complied with.
3.5	Closed Periods
No Bondholder may require the transfer of a Bond to be registered (i) during the period of seven days ending on (and including) the dates for redemption pursuant to Condition 8; (ii) after a Conversion Notice (as defined in Condition 6.2) has been delivered with respect to such Bond; (iii) after a Put Option Notice (as defined in Condition 8.4) has been deposited with respect to such a Bond; or (iv) after a Relevant Event Put Exercise Notice (as defined in Condition 8.5) has been deposited with respect to such a Bond, each such period being a “Closed Period”.

3.6	Regulations
All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Bondholder upon request.
4.	NEGATIVE PLEDGE
So long as any Bond remains outstanding (as defined in the Indenture), the Company will not create or permit to subsist, and the Company will procure that no Subsidiary will create or permit to subsist, any Security upon the whole or any part of its property, assets or revenues, present or future, to secure any International Investment Securities or to secure any guarantee of or indemnity in respect of, any International Investment Securities unless, at the same time or prior thereto, the Company’s obligations under the Bonds and the Indenture (a) are secured equally and ratably therewith, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by holders of a majority in aggregate principal amount of the Bonds then outstanding.
For purposes of this Condition 4:
“International Investment Securities” means any present or future indebtedness in the form of, or represented by, bonds, debentures, notes or other investment securities which are for the time being, or are intended to be or capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market; and
“Security” means a mortgage, charge, pledge, lien or other form of encumbrance or security interest securing any obligation of any person.
5.	INTEREST
5.1	Except as provided in Condition 7.6, the Bonds do not and shall not bear any interest.
6.	CONVERSION
6.1	Conversion Right
6.1.1	Conversion Period: Subject as hereinafter provided, Bondholders have the right to convert their Bonds into Shares at any time during the Conversion Period referred to below.

The right of a Bondholder to convert any Bond into Shares is called the “Conversion Right”. Subject to and upon compliance with the provisions of this Condition, the Conversion Right attaching to any Bond may be exercised, at the option of the holder thereof, at any time on and after March 9, 2008 up to the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on November 30, 2012, or if such day is not a business day in such place, on the immediately preceding business day (but, except as provided in Condition 6.1.4, in no event thereafter) or if such Bond shall have been called for redemption before December 10, 2012, then up to the close of business (at the place aforesaid) on a date no later than seven business days (at the place aforesaid) prior to the date fixed for redemption thereof (the “Conversion Period”).

The number of Shares to be issued on conversion of a Bond will be determined by dividing the principal amount of the Bond to be converted (translated into U.S. dollars at the fixed exchange rate of US$1.00 to RMB7.400) by the Conversion Price in effect at the Conversion Date (both as hereinafter defined). A Conversion Right may only be exercised with respect to one or more Bonds. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the RMB aggregate principal amount of the Bonds to be converted.

6.1.2
Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof. Notwithstanding the foregoing, in the event of a consolidation or reclassification of Shares by operation of law or otherwise occurring after December 10, 2007 which reduces the number of Shares outstanding, the Issuer will upon conversion of Bonds pay in cash (in U.S. dollars by means of a U.S. dollar check drawn on a bank in New York) the U.S. Dollar Equivalent (as defined in Condition 7.1 hereof) of a sum equal to such portion of the RMB principal amount of the Bond or Bonds evidenced by the Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in Condition 6.1.1, as corresponds to any fraction of a Share not issued if such sum exceeds US$10.00.

6.1.3
Conversion Price and Conversion Ratio: The price at which Shares will be issued upon conversion, as adjusted from time to time (the “Conversion Price”), will initially be US$26.545 per Share (equal to $53.09 per ADS) but will be subject to adjustment in the manner provided in Condition 6.3. The conversion ratio (the “Conversion Ratio”) is equal to the principal amount of each Bond divided by the then Conversion Price.

6.1.4
Revival and/or survival after Default: Notwithstanding the provisions of Condition 6.1.1, if (a) the Issuer shall default in making payment in full with respect to any Bond which shall have been called for redemption on the date fixed for redemption thereof, (b) any Bond has become due and payable prior to the Maturity Date (as defined in Condition 5.1) by reason of the occurrence of any of the events referred to in Condition 10 or (c) any outstanding Bond is not redeemed on the Maturity Date in accordance with Condition 8.1, the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of the monies payable with respect to such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders and, notwithstanding the provisions of Condition 6.1.1, any Bond with respect to which the Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant Conversion Date (as defined in Condition 6.2.1(ii)) notwithstanding that the full amount of the monies payable with respect to such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

6.1.5
Meaning of “Shares”: As used in these Conditions, the expression “Shares” means ordinary shares of the Issuer, with a par value US$0.005 or Shares of any class or classes resulting from any subdivision, consolidation or reclassification of those Shares, which as between themselves have no preference with respect to dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer. In addition, as used in these Conditions, the expression “ADSs” means American Depositary Shares listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “HMIN,” each representing two Shares, as of the date hereof, with a par value of US$0.005 each of the Issuer and issued pursuant to a deposit agreement (the “Deposit Agreement”) dated October 31, 2006 by and between the Issuer, the Bank of New York, as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADSs or ADSs of any class or classes resulting from any subdivision, consolidation or reclassification of those ADSs, which as between themselves have no preference with respect to dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

6.2	Conversion Procedure
6.2.1	Conversion Notice:
(i)
To exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of any Conversion Agent a notice of conversion (a “Conversion Notice”) in duplicate in the form (for the time being current) obtainable from the specified office of each Agent, together with the relevant Certificate and any amounts required to be paid by the Bondholder under Condition 6.2.2. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Conversion Agent to whom the relevant Conversion Notice is delivered is located.

(ii)
The conversion date with respect to a Bond (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Bond is expressed in these Conditions to be exercisable (subject to the provisions of Condition 6.1.4 above) and will be deemed to be the Trading Day (as defined below) immediately following the date of the surrender of the Certificate with respect to such Bond and delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right or, in the case of a conversion on redemption pursuant to Condition 6.8, the relevant date fixed for redemption. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents to such withdrawal. “Trading Day” means any day (other than a Saturday or Sunday) on which Nasdaq or the Alternative Stock Exchange (as defined in Condition 6.4.1), as the case may be, is open for securities trading.

(iii)
Following the expiration of forty days after the issuance of the Bonds, a holder of Bonds may elect to deposit the Shares to be issued upon such conversion with the Depositary in exchange for ADSs issued in such holder’s name and request that the Trustee notify the Depositary of this election. To make such an election, the converting holder must submit a Conversion Notice no earlier than forty (40) days after the initial delivery of the Bonds (i) indicating that the holder it elects to deposit its Shares with the Depositary in exchange for newly issued ADSs and (ii) representing that such holder is not an “affiliate” of the Issuer (as such term is defined in Rule 144 under the Act).

6.2.2
Stamp Duty etc.: A Bondholder delivering a Certificate with respect to a Bond for conversion or the Trustee, in the case of conversion pursuant to Condition 6.8 by way of deduction from the net proceeds of sale referred to in Condition 6.8, must pay to the relevant Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion (but not fees that may be payable to the registrar of the Shares on exercise of the Conversion Right, nor fees that may be payable to The Bank of New York, the depositary for the ADSs, on issue of any ADSs from the deposit with the depositary of Shares issued upon, and at the time of, conversion of such Bonds, which in each case shall be paid by the Issuer) and such Bondholder or the Trustee (as the case may be) must pay (in the case of the Trustee by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion. The Issuer shall pay all other expenses arising on the issuance and delivery of Shares on conversion of the Bonds. The Bondholder (and, if applicable, the person other than the Bondholder to whom the Shares are to be issued) must provide the relevant Paying and Conversion Agent with details of the relevant tax authorities to which the relevant Paying and Conversion Agent must pay monies received in settlement of all amounts payable pursuant to this Condition 6.2.2.

The relevant Paying and Conversion Agent is under no obligation to determine whether a Bondholder is liable to pay any taxes including stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Condition 6.2.2. The relevant Paying and Conversion Agent shall not be concerned with, nor shall it be obliged or required to enquire into, the sufficiency of any amount paid to it for this purpose.

6.2.3	Registration:
(i)
As soon as practicable, and in any event, not later than ten Trading Days after the Conversion Date, the Issuer shall, in the case of Bonds converted on exercise of the Conversion Right and with respect to which a duly completed Conversion Notice and the relevant Certificate have been deposited as required by Condition 6.2.1 and all amounts payable by the relevant Bondholder as required by Condition 6.2.2 have been paid, (A) transfer to the person or persons designated for the purpose in the Conversion Notice full legal and beneficial title to the relevant number of Shares, free and clear of all mortgages, charges, liens, encumbrances and other security interests, and (B) make available for collection at the Issuer’s registered office in the Cayman Islands or, if so requested in the relevant Conversion Notice, mail (at the expense and risk of such person or persons) the relevant notice(s) of allotment to the person or persons and at the place specified in the Conversion Notice.

Subject to the foregoing, where Shares in certificated form are transferred, the Issuer shall make such certificate or certificates available for collection at the office of the share registrar in Hong Kong (currently M&C Corporate Services Limited located at 1504 One International Finance Centre, 1 Harbour View Street, Central, Hong Kong) notified to Bondholders in accordance with Condition 17 or, if so requested in the relevant Conversion Notice, shall cause its share registrar to mail, within 21 days after the Conversion Date (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates or evidence of share registration in the Issuer’s share registry to the person and at the place specified in the Conversion Notice together with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof.

(ii)
If the Conversion Date in relation to any Bond falls after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Price pursuant to Condition 6.3, but before the relevant adjustment becomes effective under the relevant Condition, upon the relevant adjustment becoming effective the Issuer shall issue and deliver to the converting Bondholder (or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations)) such additional number of Shares as, together with the Shares issued and delivered or to be issued and delivered on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued and delivered as above on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately after the relevant record date.

(iii)
The person or persons designated in the Conversion Notice will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s share register (the “Registration Date”). The Shares issued and delivered upon conversion of the Bonds will be duly authorized and validly issued and will be delivered free and clear of all liens, charges, encumbrances or other third party claims and will in all respects rank pari passu with the Shares, in issue on the relevant Registration Date. Save as set out in these Conditions, a holder of Shares issued and delivered on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant date of issue of such Shares. If a holder has elected to deposit Shares issuable upon conversion with the Depositary in exchange for ADSs in accordance with Condition 6.2.1(iii), the Trustee shall notify the Depositary and identify the Shares to be deposited as Shares issued upon conversion of Bonds. The Shares issued and delivered upon conversion of the Bonds for deposit with the Depositary in exchange for ADSs (a) will be duly authorized and validly issued and delivered in accordance with the Deposit Agreement (provided that no legal opinion from counsel shall be required by the Depositary) and will be delivered free and clear of all liens, charges, encumbrances or other third party claims, (b) will represent Shares which have been duly authorized and validly issued and are fully paid and non-assessable and (c) will in all respects rank pari passu with the Shares, as the case may be, in issue on the relevant date of transfer of such ADSs. It is expected that ADSs can be issued within fifteen business days (excluding public holidays) from the submission of a Conversion Notice.

(iv)
If the record date for the payment of any dividend or other distribution with respect to the Shares falls on or after the Conversion Date in respect of any Bond, but before the Registration Date of such Shares pursuant to the Conversion Right (disregarding any retroactive adjustment of the Conversion Price referred to in this Condition 6.2.3 prior to the time such retroactive adjustment shall have become effective), the Issuer will pay to the converting Bondholder or his designee the U.S. Dollar Equivalent of an amount (the “Equivalent Amount”) equal to the Fair Market Value (as defined in Condition 6.4.5) of any such dividend or other distribution to which he would have been entitled had he on that record date been such a holder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable on or after the date of delivery of such Shares, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by means of a United States dollar check drawn on a bank in New York City and mailed (at the risk of the Bondholder) by ordinary mail (but free of charge to the holder) to the address specified in the relevant Conversion Notice.

6.3	Adjustments to Conversion Price
Except as otherwise set forth herein, the Conversion Price will be subject to adjustment in certain events set out in the Indenture, including the following events:
6.3.1
Consolidation, Subdivision or Reclassification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

A

B
where:
A	is the nominal amount of one Share immediately after such alteration; and

B	is the nominal amount of one Share immediately before such alteration.
Such adjustment shall become effective on the date the alteration takes effect.

6.3.2
Capitalization of Profits or Reserves: If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of the Shares (the “Shareholders”) by way of capitalization of profits or reserves (including any share premium account) including Shares paid up out of distributable profits or reserves and/or share premium account issued, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A

B
where:
A	is the aggregate nominal amount of the issued Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Shares immediately after such issue.
6.3.3
Capital Distribution: If and whenever the Issuer shall pay or make any Capital Distribution (as defined in Condition 6.4.2) to the Shareholders (except where the Conversion Price falls to be adjusted under Condition 6.3.2 above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Capital Distribution by the following fraction:

A-B

A
where:
A	is the Current Market Price of one Share on the last Trading Day preceding the date on which the Capital Distribution is publicly announced; and

B
is the Fair Market Value on the date of such announcement, as determined in good faith by the board of directors of the Issuer, after consultation with an investment bank of international standing, of the portion of the Capital Distribution attributable to one Share.

Such adjustment shall become effective on the date that such Capital Distribution is made.

6.3.4
Rights Issues of Shares or Options over Shares: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class, by way of rights, options, warrants or other rights to subscribe for or purchase any Shares, in each case at less than the Current Market Price (as defined in Condition 6.4.3) per Share on the last Trading Day preceding the date of the announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A+B

A+C
where:
A	is the number of Shares in issue immediately before such announcement;

B
is the number of Shares which the aggregate amount (if any) payable (i) for the Shares issued by way of rights or (ii) for the options or warrants or other rights issued by way of rights and for the total number of Shares issuable upon exercise thereof, would purchase at such Current Market Price per Share; and

C	is the aggregate number of Shares, issued or issuable, as the case may be, comprised in the issue or grant.
Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be).

6.3.5
Rights Issues of Other Securities: If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares) to all or substantially all Shareholders as a class, by way of rights, or the grant to all or substantially all Shareholders as a class by way of rights, of any options, warrants or other rights to subscribe for or purchase, any securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A-B

A
where:
A	is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

B
is the Fair Market Value on the date of such announcement, as determined in good faith by the board of directors of the Issuer, after consultation with an investment bank of international standing, of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).
6.3.6
Issues at less than Current Market Price: If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 6.3.4 above) wholly for cash any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or issue or grant (otherwise than as mentioned in Condition 6.3.4 above) wholly for cash or for no consideration, any options, warrants or other rights to subscribe for or purchase Shares in each case at a price per Share which is less than the Current Market Price on the last Trading Day preceding the date of announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A+B

C

where:
A	is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Shares;

B	is the number of Shares which the aggregate consideration receivable for the issue of such additional Shares would purchase at such Current Market Price per Share; and

C	is the number of Shares in issue immediately after the issue of such additional Shares.

References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe for or purchase Shares, mean such Shares to be issued, or otherwise made available, assuming that such options, warrants or other rights are exercised in full at the initial exercise price (if applicable) on the date of issue of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or other rights.

6.3.7
Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within the provisions of this Condition 6.3.7, the issue wholly for cash by the Issuer or any Subsidiary of the Issuer (otherwise than as mentioned in Conditions 6.3.4, 6.3.5 or 6.3.6 above) or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity of any securities (other than the Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Issuer upon conversion, exchange or subscription at a consideration per Share which is less than the Current Market Price on the last Trading Day preceding the date of announcement of the terms of issue of such securities.

In such an event, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A+B

A+C
where:
A	is the number of Shares in issue immediately before such issue;

B
is the number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price and

C
is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

Such adjustment shall become effective on the date of issue of such securities.

6.3.8
Modification of Rights of Conversion etc: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Condition 6.3.7 (other than in accordance with the terms applicable to such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than the Current Market Price on the last Trading Day preceding the date of announcement of the proposals for such modification, then the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such modification by the following fraction:

A+B

A+C
where:
A	is the number of Shares in issue immediately before such modification;

B
is the number of Shares which the aggregate consideration (if any) receivable by the Issuer for the Shares to be issued, or otherwise made available, on conversion or exchange or on exercise of the right of subscription attached to the securities, in each case so modified, would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such securities; and

C
is the maximum number of Shares to be issued, or otherwise made available, on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as the board of directors of the Issuer, after consultation with an investment bank of international standing, considers appropriate (if at all) for any previous adjustment under this Condition 6.3.8 or Condition 6.3.7.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

6.3.9
Other Offers to Shareholders: The issue, sale or distribution by or on behalf of the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity of any securities in connection with an offer by or on behalf of the Issuer or any Subsidiary of the Issuer or such other company, person or entity pursuant to which offer the Shareholders generally (meaning for these purposes the holders of at least 60% of the Shares outstanding at the time such offer is made) are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Condition 6.3.4, 6.3.5, 6.3.6 or 6.3.7 above).

In such an event, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue, sale or distribution by the following fraction:

A-B

A
where:
A	is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue is publicly announced; and

B
is the Fair Market Value on the date of such announcement, as determined in good faith by the board of directors of the Issuer, after consultation with an investment bank of international standing, of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue, sale or distribution of the securities.
6.3.10
Other Events: If the Issuer or the Trustee determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Condition 6.3, the board of directors of the Issuer, after consultation with an investment bank of international standing, shall determine in good faith as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the circumstances giving rise to any adjustment pursuant to this Condition 6.3 have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Condition 6.3 as may be determined in good faith by the board of directors of the Issuer, after consultation with an investment bank of international standing, to be in its opinion appropriate to give the intended result.

6.4	For the Purposes of these Conditions
6.4.1
“Alternative Stock Exchange” means at any time, in the case of the ADSs, if they are not at that time listed and traded on Nasdaq, the principal stock exchange or securities market on which the ADSs are then listed or quoted or dealt in.

6.4.2	“Capital Distribution” means:
(i)
any distribution of assets in specie by the Issuer for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation (i) an issue of Shares or other securities credited as fully or partly paid (other than Shares credited as fully paid) by way of capitalization of reserves, including any share premium account or capital redemption reserve and (ii) a distribution of treasury shares); and

(ii)	any cash dividend or distribution of any kind by the Issuer (whenever paid or made and however described) prior to the deduction of withholding tax attributable to that dividend or distribution.

Any dividend or distribution in respect of which an adjustment has been or will be made in the Conversion Price pursuant to Condition 6.3.2 or in the number of Shares per ADS pursuant to the Depositary Agreement shall not be treated as a Capital Distribution to the extent of such adjustment.

In making any such calculation under this Condition 6.4.2, such adjustments (if any) shall be made as the board of directors of the Issuer, after consultation with an investment bank of international standing, may consider appropriate to reflect (1) any consolidation or subdivision of the Shares or in the number of Shares per ADSs pursuant to the Deposit Agreement, (2) issues of Shares by way of capitalization of profits or reserves, or any like or similar event or (3) the modification of any rights to dividends of Shares. In computing any rates, the value of distributions in specie shall be taken into account and such adjustments (if any) as are in the opinion of the board of directors of the Issuer, after consultation with an investment bank of international standing, appropriate to the circumstances shall be made (including adjustments in the event that the lengths of such financial periods differ).

6.4.3
“Current Market Price per ADS” means, with respect to an ADS on a particular date, the arithmetic average of the closing price per ADS for the five consecutive Trading Days ending on the Trading Day immediately preceding such date; provided that if at any time during the said five Trading Day period the ADSs shall have been quoted ex-dividend and during some other part of that period the ADSs shall have been quoted cum-dividend then:

(i)
if the ADSs to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which ADSs shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per ADS; or

(ii)
if the ADSs to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the ADSs shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount; and provided further that if the ADSs on each of the said five Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the ADSs to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to that dividend per ADS;

“Current Market Price” means, with respect to a Share on a particular date, the Current Market Price per ADS on that particular date divided by the number of Shares represented per ADS on that particular date.

6.4.4
References to any “dividend” in these Conditions include any distribution. References to “dividend” or “distribution” in these Conditions mean such dividend or distribution before any deductions or withholding.

6.4.5
“Fair Market Value” means, with respect to any asset, security, option, warrant or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined in good faith by the board of directors of the Issuer, after consultation with an investment bank of international standing, provided that (i) the fair market value of a cash dividend (or any Shares or ADSs issued in lieu of the whole or any part of a specifically declared cash dividend) paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; and (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such investment bank) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily volume weighted average price of such options, warrants or other rights during the period of five Trading Days on the relevant market commencing on the first such Trading Day such options, warrants or other rights are publicly traded.

6.4.6
“Trading Day” means any day (other than a Saturday or Sunday) on which Nasdaq or the Alternative Stock Exchange (as defined in Condition 6.4.1), as the case may be, is open for dealing in securities, provided that if no closing price is reported for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not have existed when ascertaining any period of dealing days.

6.4.7
On any adjustment, the relevant Conversion Price, if not an integral multiple of one U.S. cent, shall be rounded down to the nearest one U.S. cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down, if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Bondholders in accordance with Condition 17 as soon as practicable after the determination thereof.

6.4.8	The Conversion Price may not be reduced so that, on conversion of Bonds, Shares would be required to be issued in any circumstances not permitted by applicable law.

6.4.9
Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of a leading investment bank of international repute (acting as an expert) selected by the Issuer and approved in writing by the Trustee, the foregoing provisions would need to be carried out subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be determined in good faith by the board of directors of the Issuer, after consultation with an investment bank of international standing, to be in its opinion appropriate in order to give such intended result.

6.4.10
No adjustment shall be made to the Conversion Price where Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of employees or former employees (including directors holding or formerly holding executive office) of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any share scheme or plan (including a dividend reinvestment plan) provided that such issues do not amount to, relate to, or entitle such persons to receive, Shares in excess of 5% of the average number of issued and outstanding Shares during any 12 months.

6.4.11	No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Condition 6.3.1 above or to correct an error.

6.4.12
The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

6.4.12
“closing price” means, (i) with respect to a Share, for any Trading Day shall be the closing market price of the ADSs quoted by the Nasdaq or, as the case may be, the Alternative Stock Exchange, for such Trading Day divided by the number of Shares represented per ADS on that particular date and (ii) with respect to an ADS, for any Trading Day shall be the closing market price of the ADSs quoted by the Nasdaq or, as the case may be, the Alternative Stock Exchange, for such Trading Day.

6.5	Conversion upon Change of Control
If a Change of Control (as defined in Condition 8.5.5) shall have occurred, the Issuer shall give notice of that fact to the Bondholders (the “Change of Control Notice”) in accordance with Condition 17 within seven days after it becomes aware of such Change of Control. Following the giving of a Change of Control Notice, upon any exercise of Conversion Rights such that the relevant Conversion Date falls within 30 days following a Change of Control, or, if later, 30 days following the date on which the Change of Control Notice is given to Bondholders (such period, the “Change of Control Conversion Period”), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Change of Control event.

1

1+(CP x c/t)
where:
Conversion Premium (“CP”) is 37.0% expressed as a fraction;
c is the number of days from and including the first day of the Change of Control Conversion Period to but excluding December 10, 2012; and
t is the number of days from and including December 10, 2007 to but excluding December 10, 2012, provided that the Conversion Price shall not be reduced pursuant to this Condition 6.5 below the level permitted by applicable laws and regulations from time to time (if any).
6.6	Undertakings

6.6.1
The Issuer has undertaken in the Indenture, inter alia, that so long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Indenture) of the Bondholders or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of Bondholders to give such approval:

(i)
it will pay the expenses (other than taxes and capital, stamp, issue and registration duties, expressed to be payable by the Bondholders under these Conditions) of the issue of, and all expenses of obtaining listing for, Shares arising on conversion of the Bonds, and all fees that may be payable to the Issuer’s share registrar on issue of the Shares on conversion of the Conversion Right; and

(ii)
it will not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund (except, in each case, as permitted by law).

6.6.2
In the Indenture, the Issuer has undertaken with the Trustee that so long as any Bond remains outstanding it will not make any offer, issue or distribute or take any action the effect of which would be to reduce the Conversion Price below the par value of the Shares; provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law.

6.6.3	The Issuer has also given certain other undertakings in the Indenture for the protection of the Conversion Rights.

6.6.4	The Issuer has undertaken in the Indenture, inter alia, to pay the fees payable to the Depositary for the issue of the ADSs upon deposit of Shares upon conversion of the Bonds.

6.7	Notice of Change in Conversion Price
The Issuer shall give notice to the Bondholders in accordance with Condition 17 of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.
6.8	Conversion by the Trustee

6.8.1
The Trustee may, in its absolute discretion (and without any responsibility for any loss occasioned thereby or by not so doing), within the period commencing on the date five days immediately prior to, and ending at the close of business on the business day in New York City immediately prior to, the date fixed for redemption from time to time of any of the Bonds under Condition 8.1, 8.2 or 8.3, elect (on behalf of the relevant Bondholders) by notice in writing to the Issuer and the Principal Agent to exercise the Conversion Rights with respect to all the Bonds due for redemption on such date and with respect to which Conversion Rights have not previously been exercised by Bondholders (“Unexercised Bonds”) at the Conversion Price applicable on the Conversion Date, provided that all (if any) necessary consents have been obtained and the Trustee is satisfied, or is advised by a leading independent investment bank of international repute (acting as an expert) appointed by the Trustee at the expense of the Issuer, that the net proceeds of an immediate sale of the Shares arising from such conversion disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, transfer, issue or registration duties consequent thereon, together in each case with any other amount payable by the Issuer with respect to such exercise, would be likely to exceed by 5% or more of the principal amount of the Bonds which would otherwise be payable with respect to such Unexercised Bonds.

6.8.2
All of the Shares delivered, or to be delivered, on such conversion shall be sold by, or on behalf of, the Trustee as soon as practicable, and (subject to any necessary consents being obtained, and to the deduction by the Trustee of any amount which it determines to be payable with respect to its liability to taxation and the payment of any capital, stamp, transfer, issue or registration duties (if any) and any costs incurred by the Trustee in connection with the transfer, delivery and sale thereof, the net proceeds of sale, and any cash in lieu of fractions and any other amount payable by the Issuer with respect to the relevant exercise with respect to the Unexercised Bonds) shall be held by the Trustee and distributed rateably to the holders of such Unexercised Bonds.

6.8.3
The Trustee shall have no liability with respect to the exercise or non-exercise of its discretion pursuant to this Condition 6.8 or the timing of such exercise or with respect to any such sale of ADSs whether for the timing of any such sale or the price at which any such ADSs are sold, or the inability to sell any such ADSs or otherwise.

7.	PAYMENTS

7.1	U.S. Dollar Settlement
All amounts due under, and all claims arising out of or pursuant to, the Bonds and/or the Indenture from or against the Issuer shall be payable and settled in U.S. dollars only.
For the purposes of these Conditions, “U.S. Dollar Equivalent” means, in respect of an RMB-denominated amount that, but for this Condition 7.1, would be due under the Bonds in RMB, the RMB amount converted into U.S. dollars using the Spot Rate for the relevant Rate Calculation Date.
For this purpose:
“Business Day” means, in relation to Beijing (for determining the U.S. Dollar Equivalent of an RMB-denominated amount), a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in such place and in New York City and Hong Kong;

“Rate Calculation Date” means the day which is two Business Days before the due date of the relevant amount under these Conditions;
“Spot Rate”, for each Rate Calculation Date, means the U.S. dollar-Renminbi exchange rate on the Rate Calculation Date, the rate being Bloomberg Composite (NY) bid rate, as displayed on Bloomberg (or any successor service) after keying in <CNY Currency HP>. In the event where such rate is not available from such service during any of the ten business days prior to the Rate Calculation Date, the Issuer shall use the RMB/U.S. dollar official fixing rate, expressed as the amount of Renminbi per one U.S. dollar, reported by the People’s Bank of China which appears on the Reuters Screen “SAEC” Page opposite the symbol “USDCNY” page at or about 9:15 am (Beijing time) on the Rate Calculation Date.
7.2	Principal Payment
Payment of principal, premium or otherwise, which is to be made in U.S. dollars, will be made by transfer to the registered account of the Bondholder or by U.S. dollar check drawn on a bank in New York City mailed to the registered address of the Bondholder if it does not have a registered account. Payment of principal will only be made after surrender of the relevant Certificate at the specified office of any of the Agents.
7.3	Registered Accounts
For the purposes of this Condition 7, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York City, details of which appear on the Register at the close of business on the second business day (as defined below) before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register at that time.
7.4	Fiscal Laws
All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 9. No commissions or expenses shall be charged to the Bondholders with respect to such payments.
7.5	Payment Initiation
Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a Business Day (as defined in Condition 7.1), for value on the first following day which is a business day) will be initiated and, where payment is to be made by check, the check will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.
7.6	Default Interest and Delay in Payment
If the Issuer fails to pay any sum with respect to the Bonds, including payment of principal, premium or otherwise, when the same becomes due and payable under these Conditions, interest shall accrue on the overdue sum at the rate of 10% per annum from the due date up to but excluding the date on which such payment is made in accordance with these Conditions. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.
Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a check mailed in accordance with this Condition arrives after the due date for payment.

7.7	Rounding
When making payments to Bondholders, fractions of one U.S. cent will be rounded down to the nearest U.S. cent.
7.8	Partial Payment
If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid, and Condition 6.1.4 shall apply.
8	REDEMPTION, PURCHASE AND CANCELLATION

8.1	Maturity
Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Bond at 102.53% of its principal amount on December 10, 2012 (the “Maturity Date”) at an amount equal to the U.S. Dollar Equivalent of its RMB principal amount. The Issuer may not redeem the Bonds at its option prior to that date except as provided in Condition 8.2 or Condition 8.3 below (but without prejudice to Condition 10).
8.2	Redemption at the Option of the Issuer

8.2.1
On or at any time after December 10, 2010 but not less than seven business days prior to the Maturity Date, the Issuer may, having given not less than 30 nor more than 60 days’ notice to the Bondholders, the Trustee and the Principal Agent (which notice will be irrevocable), redeem the Bonds, in whole but not in part, at a redemption price equal to the U.S. Dollar Equivalent of their Early Redemption Amount (as defined below) on the redemption date, provided that no such redemption may be made unless the closing price (as defined in Condition 6.4.12) of the Shares for each of 20 out of 30 consecutive Trading Days immediately prior to the date upon which notice of such redemption is given pursuant to Condition 17, was at least 125% of the applicable Early Redemption Amount divided by the Conversion Ratio, translated into RMB at the fixed rate of exchange of US$1.00 to RMB7.400. If there shall occur an event giving rise to a change in the Conversion Price during any such 20 out of 30 consecutive Trading Day period, appropriate adjustments for the relevant days approved by a leading independent investment bank of international repute (acting as an expert) selected by the Issuer and approved in writing by the Trustee, shall be made for the purpose of calculating the closing price for such days. If the closing price cannot be determined for one or more consecutive Trading Days, such day or days will be disregarded in the relevant calculation and will be deemed not to have existed when ascertaining such 30 consecutive Trading Day period.

8.2.2
Upon the expiry of any such notice, the Issuer will be bound to redeem the Bonds at a redemption price equal to the U.S. Dollar Equivalent of their Early Redemption Amount at the date fixed for such redemption.

If at any time the aggregate principal amount of the Bonds outstanding is less than 10% of the aggregate principal amount originally issued (including any Bonds issued pursuant to Condition 16), the Issuer shall have the option to redeem such outstanding Bonds in whole but not in part at a redemption price equal to the U.S. Dollar Equivalent of their Early Redemption Amount. The Issuer will give at least 30 days but not more than 60 days’ prior notice to the Bondholders, the Trustee and the Principal Agent for such redemption.

8.3	Redemption for Taxation Reasons

8.3.1
At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (such notice, a “Tax Redemption Notice”) to the Bondholders (which notice shall be irrevocable) redeem all, but not part, of the Bonds at a redemption price equal to the U.S. Dollar Equivalent of their Early Redemption Amount at the date fixed for such redemption in the Tax Redemption Notice (such date, the “Tax Redemption Date”), if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that the Issuer has or will become obliged to pay additional amounts as referred to in Condition 9 as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands or the People’s Republic of China (the “PRC”) or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment with respect to the Bonds then due. Prior to the publication of any Tax Redemption Notice, the Issuer shall deliver to the Trustee (a) a certificate signed by two directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer (after using its best efforts to take all measures available to it) and (b) an opinion of independent legal or tax advisers of recognized international standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled to accept such certificate and opinion as sufficient evidence thereof, in which event it shall be conclusive and binding on the Bondholders.

8.3.2
Upon the expiry of any such notice, the Issuer will be bound to redeem the Bonds at a redemption rate equal to the U.S. Dollar Equivalent of their Early Redemption Amount, together with accrued but unpaid interest, at the date fixed for such redemption.

8.3.3
If the Issuer gives a Tax Redemption Notice pursuant to Condition 8.3.1, each Bondholder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of principal, premium and default interest (if any) to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld. To exercise a right pursuant to this Condition 8.3.3, the holder of the relevant Bond must complete, sign and deposit at his own expense during normal business hours at the specified office of any Paying and Conversion Agent no later than the day falling ten days prior to the Tax Redemption Date a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying and Conversion Agent (the “Tax Option Exercise Notice”), together with the Certificate evidencing the Bonds.

8.4	Redemption at the Option of the Bondholders
The Issuer will, at the option of the holder of any Bond, redeem, in whole or in part, that holder’s Bonds on December 10, 2010 (the “Put Option Date”), at an amount equal to the U.S. Dollar Equivalent of its RMB principal amount, multiplied by 101.51%. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice (the “Put Option Notice”) together with the Certificate evidencing the Bonds to be redeemed not earlier than 60 days and not later than 20 days prior to the Put Option Date.
A Put Option Notice, once delivered, shall be irrevocable (and may not be withdrawn unless the Issuer consents to such withdrawal) and the Issuer shall redeem the Bonds the subject of a Put Option Notice delivered as aforesaid on the Put Option Date.
8.5	Redemption for Delisting or Change of Control

8.5.1
Following the occurrence of a Relevant Event (as defined below), the holder of each Bond will have the right (the “Relevant Event Put Right”) at such holder’s option, to require the Issuer to redeem in whole but not in part such holder’s Bonds on the Relevant Event Put Date (as defined below) at a redemption price equal to the U.S. Dollar Equivalent of their Early Redemption Amount. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (“Relevant Event Put Exercise Notice”) together with the Certificate evidencing the Bonds to be redeemed by not later than 30 days following a Relevant Event, or, if later, 30 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 17. The “Relevant Event Put Date” shall be the fourteenth day after the expiry of such period of 30 days as referred to above.

8.5.2
A Relevant Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Bonds which form the subject of the Relevant Event Put Exercise Notice delivered as aforesaid on the Relevant Event Put Date.

8.5.3	The Trustee shall not be required to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred.

8.5.4
Not later than seven days after becoming aware of a Relevant Event, the Issuer shall procure that notice regarding the Relevant Event shall be delivered to Bondholders (in accordance with Condition 17) stating:

(i)	the Relevant Event Put Date;

(ii)	the date of such Relevant Event and, briefly, the events causing such Relevant Event;

(iii)	the date by which the Relevant Event Put Exercise Notice (as defined above) must be given;

(iv)	the redemption amount and the method by which such amount will be paid;

(v)	the names and addresses of all Paying Agents;

(vi)	briefly, the Conversion Right and the then current Conversion Price;

(vii)	the procedures that Bondholders must follow and the requirements that Bondholders must satisfy in order to exercise the Relevant Event Put Right or Conversion Right; and

(viii)	that a Relevant Event Put Exercise Notice, once validly given, may not be withdrawn.
8.5.5	For the purposes of this Condition 8:
(i)
“control” means the acquisition or control of more than 50% of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer’s Board of Directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise;

(ii)	a “Change of Control” occurs when:
(a)	any person or persons (as defined below), including their Affiliates (as defined below), acting together, acquires control of the Issuer; or

(b)
the Issuer consolidates with or merges into or sells or transfers all or substantially all of the Issuer’s assets to any other person, unless the consolidation, merger, sale or transfer will not result in the other person or persons acquiring control over the Issuer or the successor entity;

an “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person;
a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Board of Directors or any other governing board and does not include the Issuer’s wholly owned direct or indirect subsidiaries;
(iii)	“Relevant Event” occurs when (x) the ADSs cease to be listed or admitted to trade on Nasdaq; or (y) there has been a Change of Control in the Issuer;

(iv)
“Early Redemption Amount” of a Bond, for each RMB100,000 principal amount of the Bonds, is determined so that it represents for the Bondholder a gross yield to maturity of 0.50% per annum (calculated on a semi-annual basis). The applicable Early Redemption Amount for each RMB100,000 principal amount of Bonds is calculated on a semi-annual basis in accordance with the following formula, rounded (if necessary) to two decimal places with 0.005 being rounded upwards (provided that if the date fixed for redemption is an the Semi-Annual Date (as set out below), the Early Redemption Amount shall be as set out in the table below with respect to such Semi-Annual Date):

Early Redemption Amount = Previous Redemption Amount x (1 + r/2)d/p

Previous Redemption Amount = the Early Redemption Amount for each RMB100,000 principal amount on the Semi-Annual Date immediately preceding the date fixed for redemption as set out below (or if the Bonds are to be redeemed prior to June 10, 2008, RMB100,000).

Early
Redemption
Semi-Annual Date	Amount
(RMB)
June 10, 2008	100,250.00
December 10, 2008	100,500.63
June 10, 2009	100,751.88
December 10, 2009	101,003.76
June 10, 2010	101,256.27
December 10, 2010	101,509.41
June 10, 2011	101,763.18
December 10, 2011	102,017.59
June 10, 2012	102,272.63
December 10, 2012	102,528.31

r = 0.5% expressed as a fraction.

d = number of days from and including the immediately preceding Semi-Annual Date (or if the Bonds are to be redeemed on or before June 10, 2008, from and including the Issue Date) to, but excluding, the date fixed for redemption, calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

p = 180
8.6	Redemption following exercise of a Put Option
Upon the exercise of any put option specified in Condition 8.4 or 8.5, payment of the applicable redemption amount shall be conditional upon delivery of the Bondholder’s Certificate (together with any necessary endorsements) to any Paying and Conversion Agent on any business day together with the delivery of any other document(s) required by these Conditions, and will be made promptly following the later of the date set for redemption and the time of delivery of such Certificate. If the Paying and Conversion Agent holds on the Put Date (as defined below) money sufficient to pay the applicable redemption monies of Bonds for which notices have been delivered in accordance with the provisions hereof upon exercise of such right, then, whether or not such Certificate is delivered to the Paying and Conversion Agent, on and after such Put Date, (i) such Bond will cease to be outstanding; (ii) such Bond will be deemed paid; and (iii) all other rights of the Bondholder shall terminate (other than the right to receive the applicable redemption monies). “Put Date” shall mean the Put Option Date or the Relevant Event Put Date, as applicable.
8.7	Purchases
The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise. Bonds so acquired, while held on behalf of the Issuer or any of its Subsidiaries, shall not entitle the holders thereof to convert the Bonds in accordance with these Conditions nor exercise any voting rights with respect to such Bonds.

8.8	Cancellation
All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries, will be cancelled. Certificates with respect to all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.
8.9	Redemption Notices
All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 8.9 will be given in accordance with Condition 17, and specify the Conversion Price as at the date of the relevant notice, the closing price of the ADSs (as quoted on Nasdaq) as at the latest practicable date prior to the publication of the notice, the applicable Early Redemption Amount and the U.S. Dollar Equivalent thereof, the date for redemption, the manner in which redemption will be effected and the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice.
9.	TAXATION

9.1
All payments, whether of principal, premium or otherwise, made by the Issuer will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or the PRC or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable with respect to any Bond:

9.1.1
to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges with respect to such Bond by reason of his having some connection with the Cayman Islands or the PRC, as the case may be, otherwise than merely by holding the Bond or by the receipt of amounts with respect to the Bond or where the withholding or deduction could be avoided by the holder making a declaration of non-residence or other similar claim for exemption to the appropriate authority which such holder is legally capable and competent of making but fails to do so; or

9.1.2
(in the case of a payment of principal) if the Certificate with respect to such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days; or

9.1.3
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/EC on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of 26—27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

9.1.4
presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Payment Agent or Conversion Agent in a Member State of the European Union.

9.2
For the purposes of this Condition 9, “relevant date” means the date on which such payment first becomes due except that if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and checks dispatched or payment made.

9.3
References in fix Conditions to principal, premium, Equivalent Amount, and default interest (if any) or any other payment made or to be made by the Issuer pursuant to these Conditions shall be deemed also to refer to any additional amounts which may be payable under this Condition 9 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Indenture.

10.	EVENTS OF DEFAULT

10.1
The Trustee at its discretion may, and if so requested in writing by the holders of not less than 25% in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution (as defined in the Indenture) shall (subject to being indemnified and/or secured by the Bondholders to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at the U.S. Dollar Equivalent of their Early Redemption Amount (subject as provided below and without prejudice to the right of Bondholders to exercise the Conversion Right with respect to their Bonds in accordance with Condition 6) if any of the following events has occurred:

10.1.1	a default is made in the payment of any principal and premium due, with respect to the Bonds and such default continues for a period of five business days from such default;

10.1.2	failure by the Issuer to deliver the Shares as and when such Shares are required to be delivered following conversion of a Bond;

10.1.3
the Issuer does not perform or comply with one or more of its other obligations in the Bonds or the Indenture which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 15 days after written notice of such default shall have been given to the Issuer by the Trustee;

10.1.4
the Issuer or any Subsidiary is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend, payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors with respect to any of such debts or a moratorium is agreed or declared with respect to or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Subsidiaries;

10.1.5
(i) any other present or future indebtedness of the Issuer or any of its Subsidiaries for or with respect to monies borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (iii) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity with respect to, any monies borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities with respect to which one or more of the events mentioned above in this Condition 10.1.5 have occurred equals or exceeds US$5 million or its equivalent (as reasonably determined on the basis of the middle spot rate for the relevant currency against the US dollar as quoted by any leading bank selected by the Trustee on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantee or indemnity);

10.1.6
a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenues of the Issuer or any of its Subsidiaries, which is material to the Issuer and its Subsidiaries as a whole, and is not discharged or stayed within 30 days;

10.1.7
an order is made and is not stayed or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Issuer or any of its Subsidiaries, or the Issuer or any of its Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation on terms approved by an Extraordinary Resolution of the Bondholders;

10.1.8
an encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of the property, assets or revenues of the Issuer or any of its Subsidiaries (as the case may be) and is not discharged within 30 days;

10.1.9	it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Bonds or the Indenture;

10.1.10
any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with their respective obligations under the Bonds and the Indenture, (b) to ensure that those obligations are legally binding and enforceable and (c) to make the Bonds and the Indenture admissible in evidence in the courts of the State of New York, is not taken, fulfilled or done;

10.1.11
any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the assets of the Issuer or any of its Subsidiaries, which is material to the Issuer and its Subsidiaries as a whole; or

10.1.12	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs.

“Subsidiary” means any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under the Cayman Islands or PRC law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person.

The Trustee and the Agents shall not be required to take any steps to ascertain whether an Event of Default or any event which could lead to the occurrence of an Event of Default has occurred and shall be entitled to assume that no such event has occurred until they have received written notice to the contrary from the Issuer.

10.2
Notwithstanding receipt of any payment after the acceleration of the Bonds, a Bondholder may exercise its Conversion Right by depositing a Conversion Notice with a Conversion Agent or Paying Agent during the period from and including the date of a default notice with respect to an event specified in Condition 10.1.2 (at which time the Issuer will notify the Bondholders of the number of Shares per Bond to be delivered upon conversion, assuming all the then outstanding Bonds are converted) to and including the 30th business day after such payment.

If any converting Bondholder deposits a Conversion Notice pursuant to this Condition 10 on the business day prior to, or during, a Closed Period, the Bondholder’s Conversion Right shall continue until the business day following the last day of the Closed Period, which shall be deemed the Conversion Date, for the purposes of such Bondholder’s exercise of its Conversion Right pursuant to this Condition 10.

If the Conversion Right attached to any Bond is exercised pursuant to this Condition 10, the Issuer will deliver Shares (which number will be disclosed to such Bondholder as soon as practicable after the Conversion Notice is given) in accordance with the Conditions, except that the Issuer shall have 12 business days before it is required to register the converting Bondholder (or its designee) in its register of members as the owner of the number of Shares to be delivered pursuant to this Condition and an additional five business days from such registration date to make payment in accordance with the following paragraph.

If the Conversion Right attached to any Bond is exercised pursuant to this Condition 10, the Issuer shall, at the request of the converting Bondholder, pay to such Bondholder the U.S. Dollar Equivalent of an amount (the “Default Cure Amount”), equal to the product of (x) (i) the number of Shares that are required to be delivered by the Issuer to satisfy the Conversion Right in relation to such converting Bondholder minus (ii) the number of Shares that are actually delivered by the Issuer pursuant to such Bondholders’ Conversion Notice and (y) the Current Market Price per Share on the Conversion Date; provided that if such Bondholder has received any payment under the Bonds pursuant to this Condition 10, the amount of such payment shall be deducted from the Default Cure Amount.

11.	CONSOLIDATION, AMALGAMATION OR MERGER
The Issuer will not consolidate with, merge or amalgamate into or transfer its assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person (the consummation of any such event, a “Merger”), unless:
(i)
the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume, by a supplemental Indenture, all obligations of the Issuer under the Indenture and the performance of every covenant and agreement applicable to it contained therein;

(ii)
immediately after giving effect to any such Merger, no Event of Default, and no event which, after notice or lapse of time, or both, may become an Event of Default shall have occurred and be continuing or would result therefrom; and

(iii)
the corporation formed by such Merger, or the person that acquired such properties and assets, shall expressly agree, among other things, to indemnify each Bondholder against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such Merger with respect to the payment of principal and premium on the Bonds.

In the event of such Merger, the Issuer, and the corporation formed by such Merger shall have executed an indenture supplemental to the Indenture (in form and substance reasonably satisfactory to the Trustee) whereby such corporation, entity or person assumes the obligations of the Issuer under the Indenture, the Agency Agreement and the Bonds and to ensure that the holder of each Bond then outstanding will have the right (during the period when such Bond shall be convertible) to convert such Bond into the class and amount of shares, cash and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon conversion of such Bond immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental indenture will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of Condition 6. The Trustee shall be entitled in its absolute discretion to require from the Issuer such opinions, consents, documents and other matters at the expense of the Issuer in connection with the foregoing as it may consider appropriate. The above provisions of this Condition 11 will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.
12.	PRESCRIPTION
Claims with respect to amounts due with respect to the Bonds will become prescribed unless made within ten years (in the case of principal) and five years (in the case of premium and default interest, if any) from the relevant date (as defined in Condition 9) in respect thereof.
13.	ENFORCEMENT
At any time after the Bonds have become due and repayable, the Trustee may, at its discretion and without further notice, take such proceedings against the Issuer as it may think fit to enforce repayment of the Bonds and to enforce the provisions of the Indenture, but it will not be bound to take any such proceedings unless (i) it shall have been so requested in writing by the holders of not less than 25% in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders and (ii) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

14.	MEETINGS OF BONDHOLDERS, MODIFICATION, WAIVER AND SUBSTITUTION

14.1	Meetings
The Indenture contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Indenture. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing over 50% in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment with respect to the Bonds, (ii) to reduce or cancel the principal amount of the Bonds or default interest, premium (if any) (including the Early Redemption Amount) or the Equivalent Amount payable with respect to the Bonds or changing the method of calculation of the Early Redemption Amount of the Bonds, (iii) to change the currency of payment of the Bonds, (iv) to modify or cancel the Conversion Rights or the put options specified in Condition 8, or (v) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing, in which case the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing not less than 66%, or at any adjourned such meeting not less than 33%, in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Indenture provides that a written resolution signed by or on behalf of the holders of not less than 90% of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.
14.2	Modification and Waiver
The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 14.1 above) to, or the waiver or authorization of any breach or proposed breach of, the Bonds, the Agency Agreement or the Indenture which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds or the Indenture which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver or authorization will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.
14.3	Substitution
The Indenture contains provisions permitting the Trustee to agree, subject to such amendment of the Indenture and such other conditions as the Trustee may require, but without the consent of the Bondholders, to the substitution of any other company in place of the Issuer, or of any previous substituted company, as principal debtor under the Indenture and the Bonds. In such event, the Issuer shall give notice to the Bondholders in accordance with Condition 17.
14.4	Interests of Bondholders
In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorization, waiver or substitution) the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretion for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to, the jurisdiction of any particular territory. The Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or the Trustee, any indemnification or payment with respect to any tax consequences of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Indenture.
14.5	Certificates/Reports
Any certificate or report of any expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these Conditions or the Indenture may be relied upon by the Trustee as sufficient evidence of the facts therein (and shall, in the absence of manifest error, be conclusive and binding on all parties) notwithstanding that such certificate or report and/or engagement letter or other document entered into by the Trustee and/or the Issuer in connection therewith contains a monetary or other limit on the liability of the relevant expert or person in respect thereof.

15.	REPLACEMENT OF CERTIFICATES
If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.
16.	FURTHER ISSUES
The Issuer may from time to time, without the consent of the Bondholders, create and issue further bonds having the same terms and conditions as the Bonds in all respects and so that such further issue shall be consolidated and form a single series with the Bonds. Such further bonds may, with the consent of the Trustee, be constituted by a deed supplemental to the Indenture.
17.	NOTICES
All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in Asia (which is expected to be the Wall Street Journal Asia). Any such notice shall be deemed to have been given on the seventh day after being so mailed to the Bondholders or on the date of such publication, as the case may be.
18.	AGENTS
The names of the initial Agents and the Registrar and their specified offices are set out below. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (i) a Principal Agent, (ii) a Registrar, (iii) an Agent having a specified office in a major financial centre in Europe and (iv) a Paying Agent and Conversion Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26—27 November 2000 or any law implementing or comprising, or introduced in order to conform to, such Directive. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders in accordance with Condition 17 and in any event not less than 45 days’ notice will be given.
19.	INDEMNIFICATION
The Indenture contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer without accounting for any profit.
Any certificate or report of any expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purpose of these Conditions or the Indenture may be relied upon by the Trustee as sufficient evidence of the facts therein and shall, in absence of manifest error, be conclusive and binding on all parties notwithstanding that such certificate or report and/or engagement letter or other document entered into by the Trustee and/or the Issuer, as the case may be, in connection therewith contains a monetary or other limit on the liability of the relevant expert or person in respect thereof and the Trustee shall not be responsible for any loss occasioned by acting on any such certificate or report. The Trustee shall be obliged to accept and entitled to rely on any report of accountants, financial advisers or leading investment banks of international repute where such report is provided pursuant to, and in compliance with, the Conditions and where the Issuer procures the delivery of the same pursuant to its obligations to do so under the Conditions and such report shall be binding on the Issuer, the Trustee and the holders of the Bonds in the absence of manifest or proven error.

20.	CURRENCY INDEMNITY

21.1	Currency of Account and Payment
U.S. dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Bonds and the Indenture, including damages.
21.2	Extent of Discharge
An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
21.3	Indemnity
If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under the Bonds or the Indenture, the Issuer will indemnify the recipient against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.
21.4	Indemnity Separate
The indemnity in this Condition 21 constitutes a separate and independent obligation from the other obligations under the Bonds and the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Bonds and/or the Indenture or any other judgment or order.
21.	GOVERNING LAW
The Bonds, the Indenture and the Agency Agreement are governed by, and shall be construed in accordance with, the laws of the State of New York. In relation to any legal action or proceedings arising out of or in connection with the Indenture, the Agency Agreement and the Bonds, the Issuer has in the Indenture or the Agency Agreement irrevocably submitted to the jurisdiction of the State of New York and United States Federal courts sitting in the Borough of Manhattan, the City of New York. The Issuer has appointed CT Corporation Systems, now at 111 Eighth Avenue, New York, NY 10011, as its agent for service of process.

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT
THE BANK OF NEW YORK
One Canada Square
London E14 5AL
United Kingdom
REGISTRAR
THE BANK OF NEW YORK
101 Barclay Street
21st Floor West
New York, NY 10286
United States of America

Form of Transfer
FOR VALUE RECEIVED the undersigned hereby transfers to

(Please Print or Typewrite Name and Address of Transferee)
RMB....principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.
All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:
Name of bank:
RMB account number:
For the account of:

Dated:

Certifying Signature

Name:

Notes:
(i)	A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(ii)
The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Agent or the Registrar may require.

SCHEDULE 2
Form of Global Certificate
ISIN:
Common Code:
HOME INNS & HOTELS MANAGEMENT INC.
(incorporated in Cayman Islands with limited liability)
RMB1,110,000,000
USD Settled Zero Coupon Convertible Senior Bonds due 2012
GLOBAL CERTIFICATE
The Bonds in respect of which this Global Certificate is issued are in registered form (the “Bonds”) of Home Inns & Hotels Management Inc. (the “Issuer”).

The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of RMB1,110,000,000 (ONE BILLION ONE HUNDRED TEN MILLION RENMINBI) or such other amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions, as referred to below.
A4.5(2)
The Bonds are constituted by a Indenture dated December 10, 2007 (the “Indenture”) and made between the Issuer and The Bank of New York as trustee (the “Trustee”) and are subject to, and have the benefit of, the Indenture and the terms and conditions (the “Conditions”) set out in Schedule 1 to the Indenture, as modified by the provisions of this Global Certificate. Terms defined in the Indenture have the same meaning when used herein.
The Bonds in respect of which this Global Certificate is issued are convertible into fully-paid ordinary shares of par value US$0.005 each of the Issuer subject to and in accordance with the Conditions and the Indenture.
Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual Definitive Certificates (“Definitive Certificates”) if either Euroclear or Clearstream (or any other clearing system (an “Alternative Clearing System”) as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.
In such circumstances, the Issuer at its own expense will cause sufficient individual Definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant holders of the Bonds. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual Definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.
The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.
The Registrar will not register the exchange of interests in this Global Certificate for individual Definitive Certificates for a period of 15 calendar days preceding the due date for any payment of principal in respect of the Bonds.
Meetings
The registered holder (as defined in the Conditions) of this Global Certificate will be treated as being two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each RMB100,000 in principal amount of Bonds for which this Global Certificate is issued. The Trustee may allow a person with an interest in the Bonds in respect of which this Global Certificate has been issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.
Cancellation
Cancellation of any Bond by the Issuer following its redemption, conversion or purchase will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.
Trustee’s Powers
In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.
Conversion
Subject to the requirements of Euroclear and Clearstream (or any Alternative Clearing System), the Conversion Rights attaching to the Bonds in respect of which this Global Certificate is issued may be exercised by the presentation thereof to or to the order of the Principal Agent of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bonds. Deposit of this Global Certificate with the Principal Agent together with the relevant Conversion Notice(s) shall not be required. The exercise of the Conversion Right shall be notified by the Principal Agent to the Registrar and the holder of this Global Certificate.
Payment
Payments of principal and default interest (if any) and premium (if any) in respect of Bonds represented by this Global Certificate will be made without presentation or, if no further payment falls to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Notices
So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.
Bondholder’s Redemption
The Bondholder’s redemption option in Condition 8.4 may be exercised by the holder of this Global Certificate giving notice to the Principal Agent of the principal amount of Bonds in respect of which the option is exercised and presenting this Global Certificate for endorsement or exercise within the time limits specified in the Conditions.
Redemption at the option of the Issuer
The option of the Issuer provided for in Condition 8.2 shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in and containing the information required by that Condition and Condition 8.9.
Bondholder’s Tax Option
The option of Bondholders not to have the Bonds redeemed as provided in Condition 8.3.2 shall be exercised by the presentation to any Paying Agent, or to the order of such Paying Agent, of a duly completed Bondholder’s Tax Election Notice within the time limits set out in and containing the information required by Condition 8.3.3.
Registration of Title
Certificates in definitive form for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which this Global Certificate is issued, except if either Euroclear or Clearstream (or any Alternative Clearing System) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.
Transfers
Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream (or any Alternative Clearing System) and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream (or any Alternative Clearing System) and their respective direct and indirect participants.
Enforcement
For the purposes of enforcement of the provisions of the Indenture against the Trustee, the persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognized as the beneficiaries of the trusts set out in the Indenture, to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder, as if they were themselves the holders of the Bonds in such principal amounts.
This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.
This Global Certificate is governed by, and shall be construed in accordance with, New York State law.

In witness whereof the Issuer has caused this Global Certificate to be executed.
Dated December 10, 2007

HOME INNS & HOTELS MANAGEMENT INC.

By:

Name:
Title:
Certificate of Authentication
Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

THE BANK OF NEW YORK as Registrar

By:

Name:
Title:
Dated:

Schedule A
Schedule of Reductions in Principal Amount of Bonds in respect of which this
Global Certificate is Issued
The following reductions in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) exercise of the Conversion Right attaching to Bonds, or (ii) redemption of Bonds, or (iii) issue of Definitive Certificates in respect of the Bonds:

Date of Conversion/
Redemption/ Issue	Amount of decrease	Principal Amount of
of Definitive	in principal amount	this Global Certificate	Notation made by or
Certificates	of this Global	following such	on behalf of the
(stating which)	Certificate	decrease	Principal Agent

PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT
THE BANK OF NEW YORK
One Canada Square
London E14 5AL
United Kingdom
REGISTRAR
THE BANK OF NEW YORK
101 Barclay Street
21st Floor West
New York, NY 10286
United States of America

Form of Transfer
FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account for payments of transferee

Dated :	Certifying Signature :

Name :

Notes:
(i)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(ii)
The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

SCHEDULE 3
Provisions for Meetings of Bondholders
1

1.1
A holder of a Bond may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

1.2
A holder of a Bond which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

1.3
A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

2
Each of the Issuer and the Trustee may at any time convene a meeting of Bondholders. If the Trustee receives a written request by Bondholders holding at least 10% in principal amount of the Bonds for the time being outstanding and is indemnified and/or secured to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the Trustee.

3
At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 24 hours before the time fixed for the meeting.

4
A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5
At a meeting two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10% in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over 75% in principal amount of the Bonds for the time being outstanding provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 75% in principal amount of the Bonds for the time being outstanding.

6
If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 25% in principal amount of the Bonds for the time being outstanding.

7
The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

8
At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

9
Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

10
Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11
If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13
The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

14
On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each Bond produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

15	A proxy need not be a Bondholder.

16
A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Indenture, have power exercisable by Extraordinary Resolution:

16.1
to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer whether or not such rights arise under this Indenture;

16.2	to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Issuer or any other entity;

16.3	to assent to any modification of this Indenture or the Bonds which shall be proposed by the Issuer or the Trustee;

16.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

16.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

16.6
to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

16.7	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Indenture;

16.8	to approve a proposed new Trustee and to remove a Trustee; and

16.9	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Indenture or the Bonds,

provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply for the purpose of considering proposals to instruct the Trustee to withdraw a notice declaring an Event of Default under Condition 10.1 or making any modification to the provisions contained in this Indenture or the Bonds which would have the effect of:

16.9.1	modifying the due date for any payment in respect of the Bonds; or

16.9.2
reducing or cancelling the principal amount of the Bonds or default interest, premium (if any) (including any Early Redemption Amount) or the Equivalent Amount payable in respect of the Bonds or changing the method of calculation of the Early Redemption Amount of the Bond; or

16.9.3	changing the currency of payment of the Bonds; or

16.9.4	modifying or cancelling the Conversion Rights or the put options specified in Condition 8.4; or

16.9.5
modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing; or

16.9.6	amending this proviso.
17
An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Indenture shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18
The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

19
A resolution in writing signed by or on behalf of the Bondholders of not less than 90% of the aggregate principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

20
Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21
Subject to all other provisions contained in this Indenture the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Indenture are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

SCHEDULE 4
Regulation S Legend
THE BONDS EVIDENCED HEREBY (THE “BONDS”) AND THE ORDINARY SHARES OF HOME INNS & HOTELS MANAGEMENT INC. (“HOME INNS”) ISSUABLE UPON CONVERSION OF THE BONDS EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF BONDS AND THE LATEST CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), THE BONDS MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY U.S. PERSON OUTSIDE THE UNITED STATES OR ANY PERSON IN THE UNITED STATES. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING AND FOLLOWING RESTRICTIONS.
THIS LEGEND SHALL BE REMOVED AFTER THE END OF DISTRIBUTION COMPLIANCE PERIOD, AFTER WHICH THE BONDS EVIDENCED HEREBY AND THE COMMON SHARES OF HOME INNS ISSUABLE UPON CONVERSION OF THE BONDS SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS PROVIDED IN THIS LEGEND, PROVIDED THAT AT SUCH TIME AND THEREAFTER THE OFFER OR SALE OF THE BONDS EVIDENCED HEREBY AND THE ORDINARY SHARES OF HOME INNS ISSUABLE UPON CONVERSION OF THE BONDS WOULD NOT BE RESTRICTED UNDER ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR OF THE STATES OR TERRITORIES OF THE UNITED STATES.

This Indenture is delivered the day and year first before written.

HOME INNS & HOTELS MANAGEMENT INC.

By:	/s/ May Wu

	Name:	May Wu
	Title:	Chief Financial Officer

THE BANK OF NEW YORK

By:	/s/ Terence Yeung

	Name:	Terence Yeung
	Title:	Vice President